NOTE PURCHASE AGREEMENT

                            Dated as of June 29, 2001

                                      among

                        BXG RECEIVABLES NOTE TRUST 2001-A
                                   as Issuer,

                              BLUEGREEN CORPORATION
                             as Seller and Servicer,

                   BLUEGREEN RECEIVABLES FINANCE CORPORATION V
                                  as Depositor,

                         THE PURCHASERS PARTIES HERETO,
                                       and

                  CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH,
                                    as Agent

                              --------------------

                                   Relating to
                        BXG RECEIVABLES NOTE TRUST 2001-A
                        Asset Backed Notes, Series 2001-A

                              --------------------

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SECTION 1. DEFINITIONS.........................................................1
     1.1.  Definitions.........................................................1
     1.2.  Other Definitional Provisions.......................................9
SECTION 2. AMOUNT AND TERMS OF COMMITMENTS.....................................9
     2.1.  Purchases...........................................................9
     2.2.  Reductions and Extensions of Commitments...........................11
     2.3.  Fees, Expenses, Payments, Etc......................................12
     2.4.  Indemnification....................................................13
     2.5.  Events of Default..................................................15
     2.6.  Notification of Note Interest Rate.................................15
SECTION 3. CONDITIONS PRECEDENT...............................................15
     3.1.  Condition to Initial Purchase......................................15
     3.2.  Condition to Borrowings............................................18
SECTION 4. REPRESENTATIONS AND WARRANTIES.....................................18
     4.1.  Representations and Warranties of Bluegreen........................18
     4.2.  Representations and Warranties of the Issuer.......................21
     4.3.  Representations and Warranties of the Depositor....................23
SECTION 5. COVENANTS..........................................................25
     5.1.  Covenants..........................................................25
SECTION 6. INCREASED COSTS, INCREASED CAPITAL, ETC............................30
     6.1.  Increased Costs....................................................30
     6.2.  Increased Capital..................................................30
     6.3.  Taxes..............................................................31
     6.4.  Nonrecourse Obligations; Limited Recourse..........................33
SECTION 7. THE AGENT..........................................................34
     7.1.  Appointment........................................................34
     7.2.  Delegation of Duties...............................................34
     7.3.  Exculpatory Provisions.............................................34
     7.4.  Reliance by Agent..................................................34
     7.5.  Notices............................................................35
     7.6.  Non-Reliance on Agent and Other Purchasers.........................35
     7.7.  Indemnification....................................................36
     7.8.  Agent in Its Individual Capacities.................................36
     7.9.  Successor Agent....................................................36
SECTION 8. SECURITIES LAWS; TRANSFERS.........................................37
     8.1.  Transfers of Notes.................................................37
SECTION 9. MISCELLANEOUS......................................................40
     9.1.  Amendments and Waivers.............................................40
     9.2.  Notices............................................................41
     9.3.  No Waiver; Cumulative Remedies.....................................42
     9.4.  Successors and Assigns.............................................42
     9.5.  Successors to Servicer.............................................43
     9.6.  Counterparts.......................................................43

                                Table of Contents
                                   (continued)

                                                                            Page
                                                                            ----

     9.7.  Severability.......................................................43
     9.8.  Integration........................................................43
     9.9.  Governing Law......................................................43
     9.10. Termination........................................................43
     9.11. Limited Recourse; No Proceedings...................................43
     9.12. Survival of Representations and Warranties.........................44
     9.13. Submission to Jurisdiction; Waivers................................44
     9.14. WAIVERS OF JURY TRIAL..............................................45


                                LIST OF EXHIBITS

EXHIBIT A.      Form of Investment Letter
EXHIBIT B.      Form of Joinder Supplement
EXHIBIT C.      Form of Transfer Supplement

     NOTE PURCHASE AGREEMENT, dated as of June 29, 2001, by and among BXG RECEIVABLES NOTE TRUST 2001-A, a Delaware business trust (the "Issuer"), BLUEGREEN CORPORATION, a Massachusetts corporation ("Bluegreen"), BLUEGREEN RECEIVABLES FINANCE CORPORATION V, a Delaware corporation (the "Depositor"), the PURCHASERS from time to time parties hereto (collectively, the "Purchasers") and CREDIT SUISSE FIRST BOSTON, a Swiss banking corporation acting through its New York Branch, as agent for the Purchasers (together with its successors in such capacity, the "Agent").

                              W I T N E S S E T H:

     WHEREAS, the Issuer, and U.S. Bank Trust National Association, a national banking association, as Indenture Trustee (together with its successors in such capacity, the "Indenture Trustee"), are parties to a certain Indenture, dated as of June 29, 2001 (as the same may from time to time be amended or otherwise modified, the "Indenture"), pursuant to which the Issuer has issued its Notes; and

     WHEREAS, the Purchasers are willing to have the Agent acquire the Notes on their behalf on the Closing Date and from time to time thereafter to make Borrowings (as defined in the Indenture) available thereunder on the terms and conditions provided for herein;

     NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and adequacy of which are hereby expressly acknowledged, the parties hereto agree as follows:

                             SECTION I. DEFINITIONS

     Section 1.1. Definitions. All capitalized terms used herein as defined terms and not defined herein shall have the meanings given to them in the Indenture or the Sale and Servicing Agreement, as applicable. If a term used herein is defined in both the Indenture and the Sale and Servicing Agreement, it shall have the meaning set forth in the Indenture. Additionally, the terms defined in the preamble to this Agreement shall have the meanings set forth therein and the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

     "'34 Act" shall mean the Securities Exchange Act of 1934, as amended,

     "Affected Party" shall mean, with respect to any Structured Purchaser, any Support Party of such Structured Purchaser.

     "Agent" has the meaning specified in the preamble to this Agreement.

     "Agreement"   shall  mean  this  Note  Purchase   Agreement,   as  amended,
supplemented or otherwise modified from time to time.

     "Alternate Rate" shall mean, for any Interest Period and any Purchaser, a rate per annum equal to the LIBO Rate plus 2.0% for such period; provided, however, that

          (a) if the Alternate Rate becomes applicable with respect to any part of a Purchaser's interest in the Notes without at least three LIBO Business Days' prior notice by the

     Issuer to the Agent, then the Alternate Rate for such part of such interests for each day prior to the expiration of such notice period shall be the Base Rate;

          (b) if such Purchaser shall notify the Agent that a LIBO Rate Disruption Event has occurred and is continuing, then the Alternate Rate for such Interest Period shall be a rate per annum equal to the Base Rate in effect from time to time during such Interest Period; and

          (c) without limiting the foregoing, if with respect to such Interest Period such Purchaser shall have notified the Agent that the rate at which deposits of United States dollars are being offered to such Purchaser in the London interbank market does not accurately reflect the cost to such Purchaser of funding its interest in the Notes for such Interest Period, then the Alternate Rate for such Interest Period shall be a rate per annum equal to the Base Rate in effect from time to time during such Interest Period.

     "Assignee" and "Assignment" have the respective meanings specified in subsection 8.1(e) of this Agreement.

     "Available Commitment" shall mean, on any day for a Committed Purchaser, such Purchaser's Commitment in effect on such day minus the sum of (i) such Purchaser's Percentage Interest of the Outstanding Amount of the Notes on such day plus (ii) if such Purchaser is a Liquidity Provider for a Noncommitted Purchaser, such Purchaser's Liquidity Percentage multiplied by such Noncommitted Purchaser's Percentage Interest of the Outstanding Amount of the Notes on such day.

     "Base Rate" means, for any day, a rate per annum (in no event higher than the maximum rate permitted by applicable law) equal to the higher of (a) the rate of interest publicly announced or, if not publicly announced, quoted internally from time to time by the Agent at its principal office in New York, New York as its prime commercial lending rate in effect in the United States of America, such prime rate not intended to be the lowest rate of interest charged by the Agent to any class of debtors and (b) the rate quoted to the Agent at approximately 11:00 A.M., New York City time, by dealers in the New York Federal Funds Market for the overnight offering of dollars to the Agent for deposit, from time to time in effect, plus 0.50%, calculated based on the actual days elapsed in a year of 365 or 366 days, as applicable.

     "Bluegreen" has the meaning specified in the preamble to this Agreement.

     "Breakage Costs" means, for each Purchaser for each period for which it is funding an interest in the Notes, to the extent that a Purchaser is funding the maintenance of its investment in the Note during such funding period through the issuance of commercial paper or at the LIBO Rate, during which such investment is reduced (in whole or in part) prior to the end of the period for which it was originally scheduled to remain outstanding (the amount of such reduction in such investment being referred to as the "Allocated Amount"), the excess of (a) the discount or interest that would have accrued on the Allocated Amount during the remainder of such funding period if such reduction had not occurred over (b) the income, if any, scheduled to be received by such Purchaser from investing the Allocated Amount for the remainder of such funding period in a commercially reasonable manner.

     "Closing Date" shall mean June 29, 2001.

     "Commitment" shall mean, for any Committed Purchaser, the maximum amount of such Committed Purchaser's commitment to make advances to the Issuer, as set forth in the Joinder Supplement or the Transfer Supplement by which such Committed Purchaser became a party to this Agreement or assumed the Commitment (or a portion thereof) of another Committed Purchaser, as such amount may be adjusted from time to time pursuant to Transfer Supplement(s) executed by such Committed Purchaser and its Assignee(s) and delivered pursuant to Section 8.1 of this Agreement or pursuant to Section 2.2 of this Agreement. In the event that a Committed Purchaser maintains a portion of its Commitment hereunder in its capacity as a Liquidity Provider for one or more Noncommitted Purchaser, such Committed Purchaser shall be deemed to hold separate Commitments hereunder (i) in each such capacity and (ii) if applicable, to the extent its Commitment does not relate to any Noncommitted Purchaser.

     "Commitment Expiration Date" shall mean 364 days from the earliest to occur of date of (i) the Initial Borrowing Date and (ii) the 45th day following the Closing Date (as such date may be extended from time to time in accordance with subsection 2.2(d) hereof).

     "Commitment Percentage" shall mean, for a Committed Purchaser, such Purchaser's Commitment as a percentage of the aggregate Commitments of all Committed Purchasers.

     "Committed Purchaser" shall mean any Purchaser which has a Commitment, as set forth in its respective Joinder Supplement, and any Assignee of such Purchaser to the extent of the portion of such Commitment assumed by such Assignee pursuant to its respective Transfer Supplement.

     "Committed Purchaser Percentage" shall mean, with respect to a Committed Purchaser, its Commitment (exclusive of any portion thereof held by it in its capacity as a Liquidity Provider), as a percentage of the aggregate Commitments of all Committed Purchasers.

     "CP Rate" means, with respect to any Interest Period and any Purchaser, a rate per annum (expressed as a percentage and an interest yield equivalent and calculated on the basis of a year of 360 days and actual days elapsed) equal to the rate of interest (or, if more than one rate, the weighted average of the rates), inclusive of the fees and commissions of dealers and placement agents in respect of such Purchaser's issuance of commercial paper (up to an amount equal to 0.05% of the Outstanding Amount of Notes), at which funds are borrowed, drawn down or otherwise obtained during such Interest Period, in connection with the issuance of such commercial paper; provided that (a) if any rate in connection with the issuance of commercial paper is a discount rate, then such rate shall be the rate resulting from converting such discount rate to an interest-bearing equivalent rate per annum and (b) such rate or weighted average rate, as the case may be, shall be adjusted to yield, when applied to the outstanding principal balance of the Notes, an amount sufficient to pay interest on the incremental effective principal balance of any funding resulting from the capitalization of interest, if any, during the applicable Interest Period. The CP Rate shall be adjusted to take account of all Breakage Costs incurred by such Purchaser during such Interest Period.

     "Default" shall mean any of the events specified in the definition of Event of Default, whether or not any requirement for the giving of notice, the lapse of time, or both has been satisfied.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

     "Event of Default" shall mean any of the following events:

          (a) An "Event of Default" shall occur under, and as defined in, the Indenture; or

          (b) Any representation or warranty made or deemed made by the Issuer, the Depositor, the Seller or the Servicer herein or in any other Related Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any such other Related Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); provided that a breach of the Seller's representation and warranty under
     Section 2.2 of the Sale and Servicing Agreement shall be deemed to occur only if the Seller does not repurchase or provide substitute Receivables for the Receivables causing such violation in accordance with the terms of the Sale and Servicing Agreement within the time frame provided for therein);

          (c) The Issuer, the Depositor, the Seller or the Servicer shall default in the observance or performance of any material provision of any other agreement contained in this Agreement or any other Related Document (other than as provided in paragraphs (a) and (b) of this definition), and such default shall continue unremedied for a period of 5 Business Days after the Issuer, the Depositor, the Seller or the Servicer becomes aware of or is notified of such default; or

          (d) (i) The Indenture shall cease, for any reason, to be in full force and effect, or the Issuer shall so assert or (ii) the Lien created by the Indenture shall cease to be enforceable and of the same effect and priority purported to be created thereby.

     "Excluded Taxes" has the meaning assigned to such term in subsection 6.3(a) of this Agreement.

     "Extension Notice Deadline" has the meaning specified in subsection 2.2(d) of this Agreement.

     "Facility Termination Date" shall mean, the first to occur of (i) the Commitment Expiration Date (ii) the date of any termination by the Issuer of the Commitments pursuant to Section 2.2, and (iii) the date the Commitments are terminated pursuant to Section 2.5 hereof.

     "Fees" shall mean the fees payable to the Agent or the Purchasers in the amounts and on the dates set forth in the Fee Letter.

     "Fee Letter" shall mean that certain letter agreement, designated therein as the Fee Letter and dated as of the date hereof, among the Agent, the Issuer and Bluegreen, as such letter agreement may be amended or otherwise modified from time to time.

     "Funding Rate" means, with respect to any Interest Period and any Purchaser's interest in the Notes, the weighted average during such Interest Period of (a) except when and to the extent that an Event of Default shall have occurred and be continuing, (i) if such Purchaser funded all or part of its interest in the Notes through the issuance of commercial paper, the CP Rate, and
(ii) if such Purchaser funded all or part of its interest in the Notes other than through its issuance of commercial paper, then with respect to such interest in the Notes or part thereof a rate per annum equal to the greater of
(A) the Alternate Rate and (B) the Base Rate and (b) during any period when an Event of Default shall have occurred and be continuing, the Base Rate plus 4.0%.

     "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

     "Indemnitee" has the meaning specified in subsection 2.4(a) of this Agreement.

     "Indemnitor" has the meaning specified in subsection 2.4(a) of this Agreement.

     "Indenture" has the meaning specified in the recitals to this Agreement.

     "Indenture Trustee" has the meaning specified in the recitals to this Agreement.

     "Interest Period" means, with respect to a Payment Date, the period from and including the preceding Payment Date (or the Closing Date, in the case of the first Payment Date) to but excluding such Payment Date.

     "Interpretation" as used in Sections 6.1 and 6.2 hereof with respect to any law or regulation means the interpretation or application of such law or regulation by any Governmental Authority (including, without limitation, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government), central bank, accounting standards board or any comparable entity.

     "Investing Office" shall mean initially, the office of any Purchaser (if any) designated as such, in the case of any initial Purchaser, in its Joinder Supplement and, in the case of any Assignee, in the related Transfer Supplement, and thereafter, such other office of such Purchaser or such Assignee as may be designated in writing to the Agent, the Issuer, the Servicer and the Indenture Trustee by such Purchaser or Assignee.

     "Investment Letter" has the meaning specified in subsection 8.1(a) of this Agreement.

     "Joinder Supplement" has the meaning specified in subsection 2.2(d) of this Agreement.

     "LIBO Business Day" means any day (a) other than (i) a Saturday,  Sunday or
(ii) other day on which banks are required or authorized to close in London or New York City and (b) on which dealings in foreign currency and exchange are carried on in the London interbank market

     "LIBO Rate" means, for any Interest Period, a rate per annum equal to the London interbank offered rate for United States dollar deposits (rounded upward, if necessary, to the nearest whole multiple of 1/16 of one percent), for the time funded as determined by the Agent, that appears on the display page of the Bridge Telerate Capital Markets Report currently designated as Telerate Page 3750 (or such other page as may replace that page on that service for the purpose of displaying comparable rates or prices), as of 11:00 a.m., London time, on the second LIBO Business Day preceding the commencement of such Interest Period (or portion thereof). The establishment of the LIBO Rate hereunder shall (in the absence of manifest error) be conclusive. The LIBO Rate shall be adjusted to take account of all Breakage Costs incurred by the applicable Purchaser during such Interest Period.

     "LIBO Rate Disruption Event" means, for any Interest Period and any Purchaser, any of the following: (a) a determination by such Purchaser that it would be contrary to law applicable to such Purchaser or to the directive of any central bank or other Governmental Authority having jurisdiction over such Purchaser to obtain United States dollars in the London interbank market to fund its investment in its interest in the Notes for such Interest Period or (b) the inability of such Purchaser by reason of circumstances affecting the London interbank market generally, to obtain United States dollars in such market to fund its investment in its interest in the Notes for such Interest Period.

     "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

     "Liquidity Percentage" shall mean, for a Committed Purchaser which is a Liquidity Provider for a Noncommitted Purchaser, such Purchaser's Commitment held in such capacity as a percentage of the aggregate Commitments of all Liquidity Providers (held in their capacities as such) for such Noncommitted Purchaser.

     "Liquidity Provider" shall mean, with respect to a Noncommitted Purchaser, each Committed Purchaser identified as a Liquidity Provider for such Noncommitted Purchaser in the Joinder Supplement or Transfer Supplement pursuant to which such Noncommitted Purchaser became a party hereto, and any Assignee of such Committed Purchaser to the extent such Assignee has assumed, pursuant to a Transfer Supplement, the Commitment of such Committed

Purchaser held in its capacity as a Liquidity Provider. In the event that a Liquidity Provider acquires a portion of the Outstanding Amount of Notes from its Noncommitted Purchaser by Assignment, a corresponding portion of its Commitment shall thereupon cease to be held by it in its capacity as a Liquidity Provider for such Noncommitted Purchaser (but shall otherwise remain in effect, subject to the terms and conditions of this Agreement, as a portion of the Commitment of such Committed Purchaser).

     "Non-Extending Purchaser" shall have the meaning set forth in Section 2.2(d) of this Agreement.

     "Noncommitted Purchaser" shall mean a Purchaser which is not a Committed Purchaser.

     "Noncommitted Purchaser Percentage" shall mean for each Noncommitted Purchaser, the aggregate Commitments of its Liquidity Providers from time to time as a percentage of the aggregate Commitments of all Committed Purchasers.

     "Notes" has the meaning specified in the recitals to this Agreement.

     "Note Interest Rate" means, with respect to an Interest Period, a per annum rate equal to the Funding Rate; provided that (i) on the first through sixth Interest Periods after the Facility Termination Date shall have occurred and be continuing, the Note Interest Rate shall equal the Funding Rate plus 0.50%, (ii) on the 7th through 12th Interest Periods after the Facility Termination Date shall have occurred and be continuing, the Note Interest Rate shall equal the Funding Rate plus 1.0%, (iii) on the 13th through 18th Interest Periods after the Facility Termination Date shall have occurred and be continuing, the Note Interest Rate shall equal the Funding Rate plus 1.5% and (iv) for each Interest Period thereafter, the Note Interest Rate shall equal the Funding Rate plus 2.0%.

     "Note Monthly Interest" means, with respect to a Payment Date, the amount of interest payable with respect to the Notes on such Payment Date calculated at the Note Interest Rate.

     "Other Parties" has the meaning assigned to such term in subsection 6.4(b).

     "Owners" shall mean the Purchasers that are owners of record of the Notes or, with respect to any Note held by the Agent hereunder as nominee on behalf of Purchasers, the Purchasers that are owners of the Outstanding Amount represented by such Note as reflected on the books of the Agent in accordance with this Agreement.

     "Owner Trustee" means Wilmington Trust Company, a Delaware banking company, not in its individual capacity but solely as owner trustee under the Trust Agreement, and any successor thereto.

     "Participant" has the meaning specified in subsection 8.1(d) of this Agreement.

     "Participation" has the meaning specified in subsection 8.1(d) of the Agreement.

     "Percentage Interest" shall mean, for a Purchaser on any day, the percentage equivalent of (a) the sum of (i) the aggregate of the portions of each Borrowing (if any) made by such Purchaser prior to such day pursuant to
Section 10.1 of the Indenture, plus (ii) any portion of the Outstanding Amount of the Notes acquired by such Purchaser as an Assignee from another Purchaser pursuant to a Transfer Supplement executed and delivered pursuant to Section 8.1 of this Agreement, minus (iii) the aggregate amount of principal payments made to such Purchaser prior to such day, minus (iv) any portion of the Outstanding Amount of the Notes assigned by such Purchaser to an Assignee pursuant to a Transfer Supplement executed and delivered pursuant to Section 8.1 of this Agreement, divided by (b) the Outstanding Amount of the Notes on such day.

     "Purchase Limit" shall mean for any date the aggregate Commitments of the Purchasers on such date.

     "Purchaser" has the meaning specified in the preamble to this Agreement.

     "Related Documents" shall mean, collectively, this Agreement (including the Fee Letter and all Joinder Supplements and Transfer Supplements), the Indenture, the Custodial Agreement, the Notes, the Trust Agreement, the Lock-Box Agreement and the Sale and Servicing Agreement.

     "Required Owners" shall mean, at any time, Owners having Percentage Interests aggregating greater than 50%.

     "Required Purchasers" shall mean, at any time, Committed Purchasers having Commitments aggregating greater than 50% of the aggregate Commitments of all Committed Purchasers.

     "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether federal, state or local (including usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

     "Sale and Servicing Agreement" means the sale and servicing agreement, dated as of June 29, 2001, among the Issuer, Bluegreen, the Depositor, the Backup Servicer, the Custodian, the Club Trustee and the Indenture Trustee.

     "Securities Act" shall mean the Securities Act of 1933, as amended.

     "Structured Purchaser" shall mean any Purchaser which is a special purpose corporation, the principal business of which consists of issuing commercial paper, medium term notes or other securities to fund its acquisition and maintenance of receivables, accounts, instruments, chattel paper, general intangibles and other similar assets or interests therein, and which is identified as a Structured Purchaser in the Joinder Agreement or Transfer Supplement by which such Committed Purchaser became a party to this Agreement.

     "Support Facility" shall mean any liquidity or credit support agreement with a Structured Purchaser which relates to this Agreement (including any agreement to purchase an assignment of or participation in Notes).

     "Support Party" shall mean any bank or other financial institution extending or having a commitment to extend funds to or for the account of a Structured Purchaser (including by agreement to purchase an assignment of or participation in Notes) under a Support Facility. Each Liquidity Provider for a Noncommitted Purchaser which is a Structured Purchaser shall be deemed to be a Support Party for such Structured Purchaser.

     "Taxes" has the meaning assigned to such term in subsection 6.3(a).

     "Transfer"  has  the  meaning   specified  in  subsection  8.1(c)  of  this
Agreement.

     "Transferee" has the meaning specified in subsection 8.1(c) of this Agreement.

     "Transfer Supplement" has the meaning specified in subsection 8.1(e) of this Agreement.

     "Trust Agreement" means the trust agreement, dated as of June 29, 2001, between the Depositor, GSS Holdings, Inc. and the Owner Trustee.

     "written" or "in writing" (and other variations thereof) shall mean any form of written communication or a communication by means of telex, telecopier device, telegraph or cable.

     Section 1.2. Other Definitional Provisions. (a) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

          (b) The words "hereof", "herein", and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement; and Section, subsection and Exhibit references are to this Agreement, unless otherwise specified. The words "including" and "include" shall be deemed to be followed by the words "without limitation".

                  SECTION II. AMOUNT AND TERMS OF COMMITMENTS

     Section 2.1. Purchases. (a) The Purchasers hereby direct that the Notes be registered in the name of the Agent, as nominee on behalf of the Purchasers from time to time hereunder.

          (b) On and subject to the terms and conditions of this Agreement and prior to the Facility Termination Date, (i) each Noncommitted Purchaser may advance its Noncommitted Purchaser Percentage of any Borrowing made pursuant to Section 10.1 of the Indenture, (ii) each Liquidity Provider, severally, agrees to advance its respective Liquidity Percentage of each Borrowing not so advanced by its related Noncommitted Purchaser, and (iii) each Committed Purchaser, severally, agrees to advance its Committed Purchaser Percentage of each Borrowing so made; provided that in no event shall a Committed Purchaser be required on any date to make an advance exceeding its aggregate Available Commitment, determined prior to giving effect to such advance; provided, further that in no event shall Borrowings occur more frequently than once every week. Such advance shall be made available to the Issuer, subject to the satisfaction of the conditions specified in
     Section 3.2 hereof, at or prior to 2:00 p.m. New York City time on the applicable Borrowing Date by deposit of immediately available funds to an account designated by the Issuer to the Agent.

          (c) Each Borrowing on the applicable Borrowing Date shall be made on prior notice from the Issuer received by the Agent not later than 10:00 a.m. New York City time on the fifth Business Day preceding such Borrowing Date. Each such notice shall be irrevocable and shall specify (i) the aggregate amount of the Borrowing, and (ii) the applicable Borrowing Date (which shall be a Business Day). The Agent shall promptly forward a copy of such notice to each Purchaser. Each Noncommitted Purchaser shall notify the Agent by 9:30 a.m., New York City time, on the applicable Borrowing Date whether it has determined to make the advance requested pursuant to this subsection 2.1. In the event that a Noncommitted Purchaser shall not have timely provided such notice such Noncommitted Purchaser shall be deemed to have determined not to make such purchase. The Agent shall notify the Issuer, the Servicer and each Liquidity Provider for such Noncommitted Purchaser on or prior to 10:00 a.m., New York City time, on the applicable Borrowing Date of whether such Noncommitted Purchaser has so determined to advance its share of the Borrowing, and, in the event that Noncommitted Purchasers have not determined to advance the Borrowing, the Agent shall specify in such notice (i) the portion of the Borrowing to be advanced by each Liquidity Provider, and (ii) the applicable Borrowing Date (which shall be a Business Day). The Agent shall notify the Issuer, the Depositor, the Seller, the Servicer, the Indenture Trustee and each Purchaser not later than the Business Day following the applicable Borrowing Date of the identity of each Purchaser which advanced any portion of the Borrowing on such day, whether such Purchaser was a Noncommitted Purchaser or a Committed Purchaser and the portion of the Borrowing advanced by such Purchaser.

          (d) In no event may any  Borrowing be made  hereunder or under Section
     10.1 of the Indenture, nor shall any Committed Purchaser be obligated to advance any portion of any Borrowing, to the extent that such Borrowing would exceed the aggregate Available Commitments.

          (e) The Notes shall be paid as provided in the Indenture, and the Agent shall allocate to the Owners each payment in respect of the Notes received by the Agent in its capacity as Noteholder as provided therein. Except as otherwise provided in the Indenture, payments in reduction of the Outstanding Amount of the Notes shall be applied (i) prior to Facility Termination Date, first to Owners which are Committed Purchasers (which does not include Non-Extending Purchasers), pro rata based on their respective Percentage Interests of the Outstanding Amount of Notes; and, second, to Owners which are Noncommitted Purchasers, pro rata based on their respective Percentage Interests of the Outstanding Amount of Notes; and (ii) from and after Facility Termination Date, to Owners pro rata based on their respective Percentage Interests of the Outstanding Amount of Notes, or in any such case in such other proportions as each affected Purchaser may agree upon in writing from time to time with the Agent and Bluegreen.

          (f) The Agent shall keep records of each Borrowing, each Interest Period applicable thereto, the interest rate(s) applicable to the Notes and each payment of principal and interest thereon. Such records shall be rebuttably presumptive evidence of the subject matter thereof absent manifest error.

     Section 2.2. Reductions and Extensions of Commitments. (a) At any time the Issuer may, acting at the direction of the Residual Interest Owner, upon at least three Business Days' prior written notice to the Agent, terminate the Commitments or reduce the aggregate Commitments. Each such partial reduction shall be in an aggregate amount of $5,000,000 or integral multiples of $1,000,000 in excess thereof (or such other amount requested by the Issuer to which the Agent consents). Reductions of the aggregate Commitments pursuant to this subsection 2.2(a) shall be allocated (i) to the Commitment of each Committed Purchaser, other than a Commitment held as a Liquidity Provider, pro rata based on the Commitment Percentage represented by such Commitment, and (ii) to the aggregate Commitments of Liquidity Providers for each Noncommitted Purchaser pro rata based on the Noncommitted Purchaser Percentage of such Noncommitted Purchaser, and the portion of such reduction which is so allocated to the aggregate Commitments of Liquidity Providers for a Noncommitted Purchaser shall be allocated to the Commitment of each such Liquidity Provider pro rata based on its respective Liquidity Percentage.

          (b) On the Facility Termination Date, the Commitment of each Committed Purchaser shall be automatically reduced to zero.

          (c) Subject to the provisions of subsections 8.1(a) and 8.1(b), any Person may from time to time with the consent of the Agent and the Issuer become a party to this Agreement as an initial Noncommitted Purchasers or an initial Committed Purchasers by (i) delivering to the Issuer an Investment Letter and (ii) entering into an agreement substantially in the form attached hereto as Exhibit B hereto (a "Joinder Supplement"), with the Agent and the Issuer, acknowledged by the Servicer, which shall specify (A) the name and address of such Person for purposes of Section 9.2 hereof, (B) whether such Person will be a Noncommitted Purchaser or Committed Purchaser and, if such Person will be a Committed Purchaser, its Commitment and Commitment Expiration Date, (C) if such Person is a Noncommitted Purchaser, the identity of its Liquidity Providers and their respective Liquidity Percentages, (D) if such Person is a Liquidity Provider, the Noncommitted Purchaser for which it is acting as such and the portion of such Person's Commitment which is held by it in its capacity as Liquidity Provider, and
     (E) the other information provided for in such form of Joinder Supplement. Upon its receipt of a duly executed Joinder Supplement, the Agent shall on the effective date determined pursuant thereto give notice of such effectiveness to the Issuer, the Servicer and the Indenture Trustee.

          (d) So long as no Event of Default has occurred and is continuing (unless otherwise agreed by the Agent), no more than 60 and no less than 30 days prior to the applicable Commitment Expiration Date, the Issuer may request, through the Agent, that each Committed Purchaser extend the Commitment Expiration Date to the date which is 364 days after the Commitment Expiration Date then in effect, which decision will be made by each Committed Purchaser in its sole discretion. Upon receipt of any such request, the Agent shall promptly notify each Committed Purchaser thereof. At least 35 but not more than 50 days prior to the applicable Commitment Expiration Date, each Committed Purchaser shall notify the Agent of its willingness or refusal to so extend the Commitment Expiration Date, and the Agent shall notify the Issuer of such willingness or refusal by the Committed Purchasers on such 30th day (such day, the "Extension Notice Deadline"). If any Committed Purchaser notifies the Agent of its refusal to extend or does not expressly notify the Agent that it is willing to extend the Commitment Expiration Date by the applicable Extension Notice Deadline (each a "Non-Extending Purchaser"), the Commitment Expiration Date shall not be so extended.

     Section 2.3. Fees, Expenses, Payments, Etc. (a) Bluegreen agrees to pay to the Agent for the account of the Purchasers, the Fees and other amounts set forth in the Fee Letter at the times specified therein.

          (b) Bluegreen further agrees to pay within 30 days following receipt of an invoice therefor to the Agent and the initial Purchasers all reasonable costs and expenses in connection with the preparation, execution, delivery, administration (including any requested amendments, waivers or consents of any of the Related Documents) of this Agreement and each related Support Facility, and the other documents to be delivered hereunder or in connection herewith, including the reasonable fees up to $125,000 (unless the Agent shall have provided Bluegreen prior notice of extraordinary circumstance why such fees may be in excess thereof) and out-of-pocket expenses of counsel for the Agent and each of the initial Purchasers with respect thereto

          (c) Bluegreen agrees to pay to the Agent and, following the occurrence and during the continuance of an Event of Default other than an Event of Default arising from the failure of the Obligors to make payments on the Receivables, each Purchaser, promptly following presentation of an invoice therefor, all reasonable costs and expenses (including reasonable fees and expenses of counsel), if any, in connection with the enforcement of any of the Related Documents, and the other documents delivered thereunder or in connection therewith.

          (d) Bluegreen further agrees to pay on demand any and all stamp, transfer and other taxes and governmental fees payable in connection with the execution, delivery, filing and recording of any of the Related Documents and each related Support Facility or the other documents and agreements to be delivered hereunder and thereunder or otherwise in connection with the issuance of the Notes, and agrees to save each Purchaser and the Agent harmless from and against any liabilities with respect to or resulting from any delay in paying or any omission to pay such taxes and fees.

          (e) Periodic fees or other periodic amounts payable hereunder shall be calculated, unless otherwise specified in the Fee Letter, on the basis of a 360-day year and for the actual days elapsed.

          (f) All payments to be made hereunder or under the Indenture, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 2:30 p.m., New York City time, on the due date thereof to the Agent's account specified in subsection 9.2(b) hereof, in United States dollars and in immediately available funds. Payments received by the Agent after 2:30 p.m. New York City time shall be deemed to have been made on the next Business Day.
     Notwithstanding anything herein to the contrary, if any payment due hereunder becomes due and payable on a day other than a Business Day, the payment date thereof shall be extended to the next succeeding Business Day and in the case of principal, interest shall accrue thereon at the applicable rate during such extension. To the extent that (i) the Indenture Trustee, the Depositor, the Seller, the Issuer or the Servicer makes a payment to the Agent or a Purchaser or (ii) the Agent or a Purchaser receives or is deemed to have received any payment or proceeds for application to an obligation, which payment or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a Indenture Trustee, receiver or any other party under any bankruptcy or insolvency law, state or Federal law, common law, or for equitable cause, then, to the extent such payment or proceeds are set aside, the obligation or part thereof intended to be satisfied shall be revived and continue in full force and effect, as if such payment or proceeds had not been received or deemed received by the Agent or the Purchasers, as the case may be.

     Section 2.4. Indemnification. (a) Bluegreen (the "Indemnitor") agrees to indemnify and hold harmless the Agent and each Purchaser and any directors, officers, employees or agents, of the Agent or Purchasers (each such Person being referred to as an "Indemnitee") from and against any and all claims, damages, losses, liabilities, costs or expenses whatsoever (including reasonable fees and expenses of legal counsel) which such Indemnitee may incur (or which may be claimed against such Indemnitee) arising out of, by reason of or in connection with the execution and delivery of, or payment or other performance under, or the failure to make payments or perform under, any Related Document or the issuance of the Notes (including in connection with the preparation for defense of any investigation, litigation or proceeding arising out of, related to or in connection with such execution, delivery, payment, performance or issuance), except (i) to the extent that any such claim, damage, loss, liability, cost or expense shall be caused by the willful misconduct, bad faith, recklessness or gross negligence of, or breach of any representation or warranty in any Related Document by, any Indemnitee, (ii) to the extent that any such claim, damage, loss, liability, cost or expense is covered or addressed by subsection 2.3(c) or (d) hereof, (iii) to the extent that any such claim, damage, loss, liability, cost or expense relates to disclosure made by the Agent or a Purchaser in connection with an Assignment or Participation pursuant to
Section 8.1 of this Agreement which disclosure is not based on information given to the Agent or such Purchaser by or on behalf of Bluegreen, or any affiliate thereof or by or on behalf of the Indenture Trustee or (iv) to the extent that such claim, damage, loss, liability, cost or expense shall be caused by any default in payment of any Receivable. The foregoing indemnity shall include any claims, damages, losses, liabilities, costs or expenses to which any such Indemnitee may become subject under Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Company Act of 1940, as amended, or other federal or state law or regulation arising out of or based upon any untrue statement or alleged untrue statement of a material fact in any disclosure document relating to the Notes or any amendments thereof or supplements thereto, in any case, provided or approved by the Issuer (other than statements provided by the Indemnitee expressly for inclusion therein) or arising out of, or based upon, the omission or the alleged omission to state a material fact necessary to make the statements therein or any amendment thereof or supplement thereto, in light of the circumstances in which they were made, not misleading (other than with respect to statements provided by the Indemnitee expressly for inclusion therein).

          (b) Promptly after the receipt by an Indemnitee of a notice of the commencement of any action against an Indemnitee, such Indemnitee will notify the Agent and the Agent will, if a claim in respect thereof is to be made against an Indemnitor pursuant to subsection 2.4(a), notify such Indemnitor in writing of the commencement thereof; but the omission so to notify such party will not relieve such party from any liability which it may have to such Indemnitee pursuant to the preceding paragraph except to the extent the Indemnitor is prejudiced by such failure. If any such action is brought against an Indemnitee and it notifies an Indemnitor of its commencement, such Indemnitor will be entitled to participate in and, to the extent that it so elects by delivering written notice to the Indemnitee promptly after receiving notice of the commencement of the action from the Indemnitee to assume the defense of any such action, with a single counsel mutually satisfactory to such Indemnitor and each affected Indemnitee. After receipt of such notice by an Indemnitor from an Indemnitee, such Indemnitor will not be liable to such Indemnitee for any legal or other expenses except as provided below and except for the reasonable costs of investigation incurred by the Indemnitee in connection with the defense of such action. Each Indemnitee will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of the such Indemnitee unless (i) the employment of such counsel by such Indemnitee has been authorized in writing by such Indemnitor, (ii) such Indemnitor shall have failed to assume the defense and employ counsel, (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnitee and either an Indemnitor or another person or entity that may be entitled to indemnification from an Indemnitor (by virtue of this Section
     2.4 or otherwise) and such Indemnitee shall have been advised by counsel that there may be one or more legal defenses available to such Indemnitee which are different from or additional to those available to an Indemnitor or such other party or shall otherwise have reasonably determined that the co-representation would present such counsel with a conflict of interest (in which case the Indemnitor will not have the right to direct the defense of such action on behalf of the Indemnitee). In any such case described in clauses (i) through (iii) of the preceding sentence, the reasonable fees, disbursements and other charges of counsel will be at the expense of the Indemnitor; it being understood that in no event shall the Indemnitors be liable for the fees, disbursements and other charges of more than one counsel (in addition to any local counsel) for all Indemnitees in connection with any one action or separate but similar or related actions arising out of the same general allegations or circumstances. An Indemnitor shall not be liable for any settlement of any such action, suit or proceeding effected without its written consent, which shall not be unreasonably withheld, but if settled with the written consent of an Indemnitor or if there shall be a final judgment for the plaintiff in any such action, suit or proceeding, such Indemnitor agrees to indemnify and hold harmless any Indemnitee to the extent set forth in this letter from and against any loss, claim, damage, liability or reasonable expense by reason of such settlement or judgment. No Indemnitor shall, without the prior written consent of an Indemnitee (not to be unreasonably withheld), settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder, if such settlement, compromise or consent includes an admission of culpability or wrong-doing on the part of such Indemnitee or the entry or an order, injunction or other equitable or nonmonetary relief (including any administrative or other sanctions or disqualifications) against such Indemnitee or if such settlement, compromise or consent does not include an unconditional release of such Indemnitee from all liability arising out of such claim, action, suit or proceeding.

          (c) The obligations of Bluegreen under this Agreement shall be absolute, unconditional and irrevocable and shall be performed strictly in accordance with the terms of this Agreement. Without limiting the foregoing, neither the lack of validity or enforceability of, or any modification to, any Related Document nor the existence of any claim, setoff, defense (other than a defense of payment) or other right which Bluegreen may have at any time against the Agent, any Purchaser, any Support Party or any other Person, whether in connection with any Related Document or any unrelated transactions, shall constitute a defense to such obligations.

     Section 2.5. Events of Default. If any Event of Default shall occur and be continuing, (A) if such event is an Event of Default specified in clause (i) or
(ii) of paragraph (f) of the definition thereof with respect to the Issuer, automatically the Commitments shall immediately terminate, and (B) if such event is any other Event of Default, with the consent of the Required Purchasers and the Required Owners, the Agent may, or upon the request of the Required Purchasers and the Required Owners, the Agent shall, by notice to the Issuer, declare the Commitments to be terminated forthwith, whereupon the Commitments shall immediately terminate.

     Section 2.6. Notification of Note Interest Rate. (a) On the third Business Day immediately preceding each Determination Date, the Agent shall calculate the
Note Interest Rate and the Note Monthly Interest applicable to all Notes for the applicable Interest Period and shall notify the Indenture Trustee and the Servicer of such rate and amount by written notice. Such rate and amount shall be calculated using an estimate of the Note Interest Rate, if necessary, for the remaining days in such Interest Period.

          (b) On or before the third Business Day immediately preceding each Determination Date, if the Agent shall have used an estimate of the Note Interest Rate and Note Monthly Interest with respect to the preceding Interest Period, the Agent shall compute the actual Note Interest Rate and Note Monthly Interest applicable to the Notes for such Interest Period, and if the actual Note Monthly Interest so computed (i) is greater than the estimated Note Monthly Interest for such preceding Interest Period, the Note Monthly Interest so calculated for the current Interest Period shall be increased by the amount of such difference and (ii) is less than the estimated Note Monthly Interest for such preceding Interest Period, the Note Monthly Interest so calculated for the current Interest Period shall be decreased by the amount of such difference.

                       SECTION III. CONDITIONS PRECEDENT

     Section 3.1. Condition to Initial Purchase. The following shall be conditions precedent to the initial purchase by any Purchaser of the Notes:

          (a) This Agreement and the Related Documents shall have become effective in accordance with their respective terms.

          (b) All of the terms, covenants, agreements and conditions of this Agreement, the Fee Letter and the Related Documents to be complied with and performed by Bluegreen, the Seller, the Servicer, the Issuer, the Depositor, the Owner Trustee or the

     Indenture Trustee, as the case may be, by the Closing Date shall have been complied with in all material respects or otherwise waived by the Agent.

          (c) Each of the representations and warranties of each of Bluegreen, the Seller, the Servicer, the Issuer, the Depositor, the Owner Trustee or the Indenture Trustee, as the case may be, made in this Agreement and in the Related Documents shall be true and correct in all material respects as of the time of the Closing Date as though made as of such time (except to the extent that they expressly relate to an earlier or later time).

          (d) No event of default or termination event under any Related Documents or event that with the giving of notice or lapse of time or both would constitute such an event of default or termination event shall have occurred and be continuing.

          (e) The Agent shall have received:

               (i) Certified copies of the resolutions of the Board of Directors of each of Bluegreen and the Depositor approving this Agreement and the Related Documents to which it is a party and any other documents contemplated thereby and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement and the Related Documents to which it is a party and any other documents contemplated thereby;

               (ii) An officer's certificate of each of Bluegreen, the Depositor and the Owner Trustee, certifying the names and true signatures of the officers authorized to sign this Agreement and the Related Documents and any other documents to be delivered by it hereunder or thereunder;

               (iii) A copy of the bylaws of each of Bluegreen and the Depositor, certified by an officer thereof;

               (iv) A certified copy of the charter of each of Bluegreen and the Depositor, a certificate as to the good standing of Bluegreen from the Secretary of State of the State of Massachusetts and a certificate as to the good standing of the Depositor from the Secretary of State of the State of Delaware, in each case dated as of a recent date;

               (v) Proper financing statements under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership and security interests contemplated by the Sale and Servicing Agreement, the Indenture and this Agreement;

               (vi) Acknowledgment copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Trust Estate previously granted by the Seller, the Depositor or the Issuer;

               (vii) Completed requests for information, dated on or before the Closing Date, in all jurisdictions referred to in subsection (vi) above that name the Issuer, the Depositor or Bluegreen as debtor, together with copies of such other financing statements;

               (viii) A favorable opinion of counsel to Bluegreen, dated the Closing Date, in form and substance satisfactory to the Agent;

               (ix) A favorable opinion of counsel to Vacation Trust, Inc., dated the Closing Date, in form and substance satisfactory to the Agent re: corporate, regulatory and insolvency matters;

               (x) A favorable written opinion of counsel to the Owner Trustee and special Delaware counsel to the Issuer, dated the Closing Date, in form and substance satisfactory to the Agent;

               (xi) A favorable written opinion of counsel to the Issuer, dated the Closing Date, in form and substance satisfactory to the Agent;
          (xii) A favorable written opinion of internal counsel for the Indenture Trustee, the Custodian and the Backup Servicer each dated the Closing Date, as to general corporate matters and such other matters with respect to the Indenture Trustee as the Agent may reasonably request,

               (xiii) A favorable written opinion of internal counsel for the Backup Servicer dated the Closing Date as to general corporate matters and such other matters with respect to the Backup Servicer as the Agent may reasonably request,

               (xiv) A favorable written opinion of local counsels for the Seller, dated as of the Closing Date regarding certain state timeshare law matters, in form and substance satisfactory to the Agent regarding local law matters;

               (xv) A copy of the documentation evidencing the release of all liens attaching to the Receivables pursuant to previous financings;

               (xvi) Executed copies of each of the Related Documents; and

               (xvii) Such other documents, instruments, certificates and opinions as the Agent may reasonably request including those set forth as the closing list delivered to the Seller in connection with this transaction.

          (f) No action, suit, proceeding or investigation by or before any Governmental Authority shall have been instituted to restrain or prohibit the consummation by the Agent or the Purchasers of, or to invalidate, the transactions contemplated by this Agreement or the Related Documents in any material respect.

          (g) Each Noncommitted Purchaser shall have received the proceeds from the issuance of its commercial paper sufficient to permit it to fund the purchase of its interest in the Notes.

          (h) Each Noncommitted Purchaser shall have entered into total return swaps with Credit Suisse First Boston International Limited in form and substance satisfactory to such Structured Purchaser.

          (i) The Agent shall have received a report, satisfactory to the Agent in its sole discretion, from an independent review company selected by the Agent, confirming the accuracy of the information in the Operative Documents with respect to the Receivables and the ability of the Servicer to perform its obligations thereunder.

     Section 3.2. Condition to Borrowings. The following shall be conditions precedent to each Borrowing hereunder:

          (a) The Issuer shall have timely delivered a notice of Borrowing pursuant to subsection 2.1(c) of this Agreement;

          (b) The representations and warranties of Bluegreen, the Issuer and the Depositor set forth or referred to in Section 4.1 and 4.2 hereof shall be true and correct in all material respects on the date of such Borrowing as though made on and as of such date (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty shall have been true and correct in all material respects as of such earlier date); no Default or Event of Default shall have occurred and be continuing on such date;

          (c) Both immediately prior to and after giving effect to such Borrowing and the application of the proceeds thereof as provided herein and in the Indenture, the Outstanding Amount of the Notes shall not exceed the Borrowing Base;

          (d) The conditions set forth in Section 10.1 of the Indenture with respect to such Borrowing shall have been satisfied.

          (e) If the Agent waives any of the conditions set forth in Section 3.1 on the Closing Date, each such condition shall be satisfied on or before the first Borrowing.

                   SECTION IV. REPRESENTATIONS AND WARRANTIES

     Section 4.1. Representations and Warranties of Bluegreen. Bluegreen hereby represents and warrants to the Agent and the Purchasers that as of the date hereof and the Closing Date and each Borrowing Date:

          (a) It is a corporation validly existing and in good standing under the laws of the State of Massachusetts, with full power and authority under such laws to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement and the Related Documents to which it is a party.

          (b) It has the power, authority and right to make, execute, deliver and perform this Agreement and the Related Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Related Documents to which it is a party. When executed and delivered, each of this Agreement and the Related Documents to which it is a party will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, as to such enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors' rights generally from time to time in effect. The enforceability of its obligations under such agreements may also be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations.

          (c) No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained in connection with the execution, delivery or performance of each of this Agreement and the Related Documents to which it is a party that has not been duly obtained and that is not and will not be in full force and effect on the Closing Date, except such that may be required by applicable securities laws or UCC-1 Financing Statements as have been prepared for filing.

          (d) The execution, delivery and performance of each of this Agreement and the Related Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court to which it is subject, its charter or By-laws, or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements that, individually or in the aggregate, would not have a material adverse effect on its ability to perform its obligations under this Agreement or the Related Documents to which it is a party).

          (e) There is no litigation or administrative proceeding before any court, tribunal or governmental body pending or, to its knowledge, threatened against it, with respect to this Agreement, the Related Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes, and there is no such litigation or proceeding against it or any significant portion of its properties that would have a material adverse effect on the transactions contemplated by, or its ability to perform its obligations under, this Agreement or the Related Documents to which it is a party.

          (f) It has delivered to the Agent complete and correct copies of its audited financial statements for the years ended on or about March 31, 2001, March 31, 2000 and March 31, 1999.

          (g) No report, statement, exhibit or other written information required to be furnished by Bluegreen or any of its Affiliates, agents or representatives to the Agent or any Purchaser pursuant to this Agreement or the Related Documents is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to the Agent or any Purchaser, as the case may be, at such time) as of the date so furnished.

          (h) Each of the Related Documents to which it is a party is in full force and effect and no default or other event or circumstance has occurred thereunder or in connection therewith that could reasonably be expected to result in the termination of any such agreement or any other interruption of the ongoing performance by the parties to each such agreement of their respective obligations thereunder.

          (i) Bluegreen repeats and reaffirms to the Agent and the Owners each of the representations and warranties of Bluegreen in the Related Documents to which it is a party and each other document delivered in connection therewith or herewith, and represents that such representations and warranties are true and correct in all material respects (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty is repeated and affirmed as of such earlier date).

          (j) Based upon the Investment Letters of the Purchasers, the representation letter from GSS Holdings, Inc. and compliance with the terms of this Agreement and the Related Documents, the sale of the Notes pursuant to the terms of this Agreement and the Indenture will not require the registration of such Notes under the Securities Act.

          (k) All tax returns (federal, state and local) required to be filed with respect to Bluegreen have been filed (which filings may be made by an Affiliate of Bluegreen on a consolidated basis covering Bluegreen and other Persons) and there has been paid or adequate provision made for the payment of all taxes, assessments and other governmental charges in respect of Bluegreen (or in the event consolidated returns have been filed, with respect to the Persons subject to such returns) and any taxes for which adequate provision has not been made would not have a material effect on Bluegreen's ability to perform its obligations hereunder.

          (l) Based upon the Investment Letters of the Purchasers, the representation letter from GSS Holdings, Inc. and compliance with the terms of this Agreement and the Related Documents, the Indenture is not required to be qualified under the Trust Indenture Act of 1939, as amended and none of Bluegreen, the Depositor or the Issuer is required to be registered under the Investment Company Act of 1940, as amended.

          (m) There has not been any material adverse change in the business, operations, financial condition, properties or assets of Bluegreen since the fiscal year ended March 31, 2001.

          (n) The chief executive office of Bluegreen is at the address indicated on the signature page hereof.

          (o) Since March 31, 2001 (except as approved by the Agent in writing), there have been no material changes in the Credit and Collection Policy.

          (p) As of the date hereof: (i) Bluegreen has only the subsidiaries and divisions listed on Schedule IV to the Sale and Servicing Agreement; and
     (ii) Bluegreen has, within the last five (5) years, operated only under the tradenames identified in Schedule IV to the Sale and Servicing Agreement, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in such Schedule IV.

          (q) Bluegreen and each Affiliate thereof is in compliance in all material respects with ERISA and no lien in favor of the Pension Benefit Guaranty Corporation on any of the Receivables shall exist.

          (r) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Schedule III to the Sale and Servicing Agreement (or at such other Lock-Box Banks and/or with such other Lock-Box Accounts as have been notified to the Administrative Agent). All Obligors will be instructed to make payment to a Lock-Box Account in accordance with the Sale and Servicing Agreement.

          (s) For clarity, it is understood that the Receivables, related Receivables Documents and other Assets will be conveyed by the Seller to the Depositor and by the Depositor to the Issuer pursuant to the Sale and Servicing Agreement without recourse, representation on warranty except as expressly provided therein. Without limiting the foregoing, none of the Seller, the Depositor or any of their respective subsidiaries shall be responsible for payments on the Receivables, and any other credit risks associated therewith shall be borne by the Issuer and the holders of any obligations of the Issuer.

     Section 4.2. Representations and Warranties of the Issuer. The Issuer hereby represents and warrants to the Agent and the Purchasers that as of the date hereof and the Closing Date and each Borrowing Date:

          (a) It is a business trust validly existing and in good standing under the laws of the State of Delaware, with full power and authority under such laws to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement and the Related Documents to which it is a party.

          (b) It has the power, authority and right to make, execute, deliver and perform this Agreement and the Related Documents to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Related Documents to which it is a party. When executed and delivered, each of this Agreement and the Related Documents to which it is a party will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, as to such enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors' rights generally from time to time in effect. The enforceability of its obligations under such agreements may also be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations.

          (c) No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained in connection with the execution, delivery or performance of each of this Agreement and the Related Documents to which it is a party that has not been duly obtained and that is not and will not be in full force and effect on the Closing Date, except such that may be required by applicable securities laws or UCC-1 Financing Statements as have been prepared for filing.

          (d) The execution, delivery and performance of each of this Agreement and the Related Documents to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court to which it is subject, the Trust Agreement, or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements that, individually or in the aggregate, would not have a material adverse effect on its ability to perform its obligations under this Agreement or the Related Documents to which it is a party).

          (e) There is no litigation or administrative proceeding before any court, tribunal or governmental body pending or, to its knowledge, threatened against it, with respect to this Agreement the Related Documents to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes, and there is no such litigation or proceeding against it or any significant portion of its properties that would have a material adverse effect on the transactions contemplated by, or its ability to perform its obligations under, this Agreement or the Related Documents to which it is a party.

          (f) No report, statement, exhibit or other written information required to be furnished by it or any of its Affiliates, agents or representatives to the Agent or any Purchaser pursuant to this Agreement or the Related Documents is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to the Agent or any Purchaser, as the case may be, at such time) as of the date so furnished.

          (g) The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Indenture, this Agreement and the other Related Documents.

          (h) Each of the Related Documents to which it is a party is in full force and effect and no default or other event or circumstance has occurred thereunder or in connection therewith that could reasonably be expected to result in the termination of any such agreement or any other interruption of the ongoing performance by the parties to each such agreement of their respective obligations thereunder.

          (i) The Issuer repeats and reaffirms to the Agent and the Owners each of the representations and warranties of the Issuer in the Related Documents to which it is a party and each other document delivered in connection therewith or herewith, and represents that such representations and warranties are true and correct in all material respects (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty is repeated and affirmed as of such earlier date).

          (j) Any taxes, fees and other charges of Governmental Authorities applicable to it, except for franchise or income taxes, in connection with the execution, delivery and performance by it of this Agreement and the Related Documents to which it is a party or otherwise applicable to it in connection with the transactions contemplated hereby or thereby have been paid or will be paid at or prior to the Closing Date to the extent then due.

          (k) Any taxes, fees and other charges of Governmental Authorities applicable to it, except for franchise or income taxes, in connection with the execution, delivery and performance by it of this Agreement and the other Related Documents to which it is a party or otherwise applicable to it in connection with the transactions contemplated hereby or thereby have been paid or will be paid at or prior to the Closing Date to the extent then due.

     Section 4.3. Representations and Warranties of the Depositor. The Depositor hereby represents and warrants, that as of the date hereof and the Closing Date:

          (a) It is a corporation validly existing and in good standing under the laws of the State of Delaware, with full power and authority under such laws to own its properties and conduct its business as such properties are currently owned and such business is currently conducted and to execute, deliver and perform its obligations under this Agreement and the Related Agreements to which it is a party.

          (b) It has the power, authority and right to make, execute, deliver and perform this Agreement and the Related Agreements to which it is a party and all the transactions contemplated hereby and thereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement and the Related Agreements to which it is a party. When executed and delivered, each of this Agreement and the Related Agreements to which it is a party will constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms, subject, as to such enforceability, to applicable bankruptcy, reorganization, insolvency, moratorium and other laws relating to or affecting creditors' rights generally from time to time in effect. The enforceability of its obligations under such agreements may also be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, and no representation or warranty is made with respect to the enforceability of its obligations under any indemnification provisions in such agreements to the extent that indemnification is sought in connection with securities laws violations.

          (c) No consent, license, approval or authorization of, or registration with, any Governmental Authority is required to be obtained in connection with the execution, delivery or performance of each of this Agreement and the Related Documents to which it is a party that has not been duly obtained and that is not and will not be in full force and effect on the Closing Date, except such that may be required by applicable securities laws or UCC-1 Financing Statements as have been prepared for filing.

          (d) The execution, delivery and performance of each of this Agreement and the Related Agreements to which it is a party do not violate any provision of any existing law or regulation applicable to it, any order or decree of any court to which it is subject, its charter or By-laws, or any mortgage, indenture, contract or other agreement to which it is a party or by which it or any significant portion of its properties is bound (other than violations of such laws, regulations, orders, decrees, mortgages, indentures, contracts and other agreements that, individually or in the aggregate, would not have a material adverse effect on its ability to perform its obligations under this Agreement or the Related Agreements to which it is a party).

          (e) There is no litigation or administrative proceeding before any court, tribunal or governmental body pending or, to its knowledge, threatened against it, with respect to this Agreement, the Related Agreements to which it is a party, the transactions contemplated hereby or thereby or the issuance of the Notes, and there is no such litigation or proceeding against it or any significant portion of its properties that would have a material adverse effect on the transactions contemplated by, or its ability to perform its obligations under, this Agreement or the Related Agreements to which it is a party.

          (f) No report, statement, exhibit or other written information required to be furnished by it or any of its Affiliates, agents or representatives to the gent or any Purchaser pursuant to this Agreement or the Related Agreements is or shall be inaccurate in any material respect, or contains or shall contain any material misstatement of fact, or omits or shall omit to state a material fact or any fact necessary to make the statements contained therein not misleading, in each case, as of the date it is or shall be dated or (except as otherwise disclosed to the gent or any Purchaser, as the case may be, at such time) as of the date so furnished.

          (g) The Notes have been duly and validly authorized, and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for in accordance with this Agreement, will be duly and validly issued and outstanding, and will be entitled to the benefits of the Indenture, this Agreement and the other Related Agreements.

          (h) Each of the Related Agreements to which it is a party is in full force and effect and no default or other event or circumstance has occurred thereunder or in connection therewith that could reasonably be expected to result in the termination of any such agreement or any other interruption of the ongoing performance by the parties to each such agreement of their respective obligations thereunder.

          (i) The Depositor repeats and reaffirms to the Agent and the Owners each of the representations and warranties of the Depositor in the Related Documents to which it is a party and each other document delivered in connection therewith or herewith, and represents that such representations and warranties are true and correct in all material respects (except where such representation or warranty specifically relates to any earlier date, in which case such representation and warranty are repeated and affirmed as of such earlier date).

          (j) Any taxes, fees and other charges of Governmental Authorities applicable to it, except for franchise or income taxes, in connection with the execution, delivery and performance by it of this Agreement and the Related Agreements to which it is a party or otherwise applicable to it in connection with the transactions contemplated hereby or thereby have been paid or will be paid at or prior to the Closing Date to the extent then due.

          (k) The chief executive office of the Depositor is at the address indicated in Section 9 hereof.

                              SECTION V. COVENANTS

     Section 5.1. Covenants. Each of the Seller, the Servicer, the Depositor and the Issuer, each as to itself, covenants and agrees with the Agent and the Purchasers, through the Facility Termination Date and thereafter so long as any amount of the Notes shall remain outstanding or any monetary obligation arising hereunder shall remain unpaid, unless the Required Owners and the Required Purchasers shall otherwise consent in writing, that:

          (a) it shall perform in all material respects each of the respective agreements and indemnities applicable to it and comply in all material respects with each of the respective terms and provisions applicable to it under the other Related Documents to which it is party, which agreements and indemnities are hereby incorporated by reference into this Agreement as if set forth herein in full; it shall take all reasonable action to enforce the obligations of each of the other parties to such Related Documents which are contained therein;

          (b) the Issuer and the Servicer shall furnish to the Agent a copy of each opinion, certificate, report, statement, notice or other communication (other than investment instructions) relating to the Notes which is furnished by or on behalf of it to the other or to the Indenture Trustee and furnish to the Agent after receipt thereof, a copy of each notice, demand or other communication relating to the Notes, this Agreement or the Indenture received by the Issuer or the Servicer from the Indenture Trustee, the Depositor or the Seller; and (ii) such other information, documents records or reports respecting the Collateral, the Seller, the Depositor, the Issuer or the Servicer as the Agent may from time to time reasonably request;

          (c) the Issuer shall furnish to the Agent on or before the date such reports are due under the Indenture copies of each of the reports and certificates required by Sections 3.9 and 3.14 of the Indenture;

          (d) the Issuer shall promptly furnish to the Agent a copy, addressed to the Agent, of each opinion of counsel delivered to the Indenture Trustee pursuant to Section 3.6 of the Indenture;

          (e) Bluegreen shall not incur an Event of Default under Section 6.1(a)(x) of the Sale and Servicing Agreement;

          (f) Bluegreen shall continue to engage in business of the same general type as now conducted with respect to the Receivables by it and preserve, renew and keep in full force and effect its existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business; and comply with all Requirements of Law except where the failure to be so qualified could reasonably be expected to have a material adverse affect on Bluegreen;

          (g) the Issuer, the Depositor, the Seller and the Servicer shall at the expense of the Seller and at any time from time to time during regular business hours, on reasonable notice to the Issuer, the Depositor, the Seller or the Servicer, as the case may be, permit the Agent, or its agents or representatives to:

               (i) examine all books, records and documents (including computer tapes and disks) in its possession or under its control; and

               (ii) visit its offices and property for the purpose of examining such materials described in clause (i) above.

          (h) the Issuer and the Servicer shall furnish to the Agent, promptly after the occurrence of any Default or Event of Default, a certificate of an appropriate officer of the Issuer or the Servicer, as the case may be, setting forth the circumstances of such Default or Event of Default and any action taken or proposed to be taken by the Issuer or the Servicer with respect thereto;

          (i) it shall timely make all payments, deposits or transfers and give all instructions to transfer required by this Agreement and the Indenture;

          (j) the Seller, the Depositor, Issuer and the Servicer shall execute and deliver to the Agent or the Indenture Trustee all such documents and instruments and do all such other acts and things as may be necessary or reasonably required by the Agent or the Indenture Trustee to enable any of them to exercise and enforce their respective rights under the Related Documents and to realize thereon, and record and file and rerecord and refile all such documents and instruments, at such time or times, in such manner and at such place or places, all as may be necessary or required by the Indenture Trustee or the Agent to validate, preserve, perfect and protect the position of the Indenture Trustee under the Indenture provided no such action shall be inconsistent with the Indenture or contrary to Instructions of the Indenture Trustee;

          (k) neither the Depositor nor the Issuer will consolidate with or merge into any other Person or convey or transfer its properties and assets substantially as an entirety to any Person, except (i) in accordance with
     Section 7.9 of the Indenture and (ii) with the prior written consent of the Required Owners and the Required Purchasers;

          (l) Bluegreen will not resign as Servicer, unless (A) the performance of its duties under the Sale and Servicing Agreement is no longer permissible pursuant to Requirements of Law and there is no reasonable action which it could take to make the performance of such duties permissible under such Requirements of Law, or (B) the Required Owners and the Required Purchasers shall have consented thereto;

          (m) Bluegreen shall furnish to each Purchaser and the Agent:

               (i) (A) for so long as Bluegreen is a reporting company under the `34 Act, each report on Form 8-K, Form 10-K or Form 10-Q required to be filed with the Securities and Exchange Commission by Bluegreen and
          (B) if Bluegreen is no longer a reporting  company  under the `34 Act,
          (1) as soon as available and in any event within 45 days after the end of each fiscal quarter of, its balance sheets and its subsidiaries as of the end of such quarter and statements of income and retained earnings of Bluegreen and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of Bluegreen and (2) as soon as available and in any event within 90 days after the end of each fiscal year of Bluegreen, a copy of the annual report for such year for Bluegreen and its subsidiaries, containing financial statements for such year accompanied by an audit report of a nationally recognized firm of independent certified public accountants (or such other firm of independent certified public accountants acceptable to the Agent) which report shall be unqualified as to going concern and scope of audit and shall state that such consolidated financial statements present fairly the financial position of and each of its Subsidiaries at the dates indicated and the results of their operations and their cash flow for the periods indicated is in conformity with generally accepted accounting principles and that the examination had been made in accordance with generally accepted auditing standards;

               (ii) A copy of each certificate, opinion, report, notice or other communication (other than investment instructions) furnished by or on behalf of Bluegreen or the Issuer to the Indenture Trustee under the Related Documents, concurrently therewith, and promptly after receipt thereof, a copy of each notice, demand or other communication received by or on behalf of Bluegreen, the Depositor or the Issuer under the Related Documents; and

               (iii) Such other information (including financial information), documents, records or reports respecting the Notes, the Trust Estate, Bluegreen, the Depositor or the Issuer as the Agent may from time to time reasonably request.

          (n) Bluegreen shall not make, or permit any Person within its control to make, any material amendment, modification or change to, or provide any material waiver under, the Indenture or the other Related Documents without the prior written consent of the Agent.

          (o) Bluegreen will comply in all material respects with the Credit and Collection Policy in regard to each Receivable. Bluegreen shall (i) notify the Agent ten (10) days prior to any amendment of or change in the Credit and Collection Policy and (ii) obtain the Agent's written consent prior to any such amendment or change (which consent will not be unreasonably withheld or delayed); provided that Bluegreen may immediately implement any changes (and provide notice to the Agent subsequent thereto) as may be required under applicable law from time to time upon the reasonable determination of Bluegreen. The underwriting, credit scoring, approval, servicing and collection policies and procedures applied to Receivables originated by independent third parties shall be in accordance with the Credit and Collection Policy and in no event shall such Receivables be underwritten, credit scored, approved, serviced and collected more leniently or less stringently than those procedures applied to Receivables originated by Bluegreen or an Affiliate.

          (p) The Seller shall cause to be delivered to the Agent, within thirty
     (30) days following the end of each fiscal quarter of the Seller, the written report of a review conducted pursuant to Section 7 of the Custodial Agreement as of the last day of such fiscal quarter by an independent auditor acceptable to the Agent of a random sampling of Receivables that are held by the Custodian, together with all related Receivables Documents held by the Custodian; provided, however, that the Agent, in its sole discretion, can request that such written report be conducted other than quarterly and that the Seller shall cause such written report to be delivered to the Agent no later than the later of (i) thirty days after such request by the Agent or (ii) the fifth Business Day after the completion of the related audit procedures.

          (q) Bluegreen shall instruct all Obligors to cause all Collections to be deposited directly to a Lock-Box Account. Bluegreen shall hold in trust, and deposit, immediately, but in any event not later than two (2) Business Days of its receipt thereof, to a Lock-Box Account all Collections received from time to time by it.

          (r) Bluegreen shall deliver all the Receivables and the Related Security to the Custodian pursuant to the terms of the Custodial Agreement.

          (s) Bluegreen shall notify the Agent within five (5) Business Days of obtaining knowledge thereof, of any fraudulent activity or theft in the origination or servicing of Receivables that results or may result in a loss of at least $250,000.

          (t) Except as otherwise provided herein, neither Bluegreen, the Depositor nor the Issuer will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to, any Receivable, or upon or with respect to any account which concentrates in a Lock-Box Bank to which any Collections of any Receivable are sent, or assign any right to receive income in respect thereof.

          (u) Except as otherwise permitted in the Sale and Servicing Agreement or with the prior written consent of the Agent, Bluegreen will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any contract related thereto.

          (v) Neither Bluegreen nor the Servicer will add or terminate any bank as a Lock-Box Bank or any account as a Lock-Box Account to or from those listed in Schedule III to the Sale and Servicing Agreement or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Account, unless (i) such instructions are to deposit such payments to another existing Lock-Box Account or (ii) the Agent shall have received written notice of such addition, termination or change at least 30 days prior thereto.

          (w) None of the Seller, the Depositor or the Issuer will change its name, identity or structure or its chief executive office, unless at least 30 days prior to the effective date of any such change such person delivers to the Indenture Trustee and the Agent UCC financing statements, executed by such Person necessary to reflect such change and to continue the perfection of the Indenture Trustee's interest in the Receivables.

          (x) The Depositor covenants and agrees with the Agent and the Purchasers that, unless the Agent shall otherwise consent in writing:

               (i) It shall conduct its business solely in its own name through its duly authorized officers or agents so as not to mislead others as to the identity of the entity with which such persons are concerned, and shall avoid the appearance that it is conducting business on behalf of any Affiliate thereof or that its assets are available to pay the creditors of Bluegreen or any Affiliate thereof (other than as expressly provided herein).

               (ii) It shall maintain corporate records and books of account separate from those of Bluegreen and any Affiliate (other than, in the case of the Depositor, itself) thereof.

               (iii) It shall obtain proper authorization for all action requiring such authorization.

               (iv) It shall pay its own operating expenses and liabilities from its own funds.

               (v) In the case of the Depositor, the annual financial statements of Bluegreen shall disclose the effects of the transactions contemplated hereby in accordance with generally accepted accounting principles.

               (vi) Its resolutions, agreements and other instruments underlying the transactions described in this Agreement shall be continuously maintained by it as part of its official records.

               (vii)  It  shall  maintain  an  arm's-length   relationship  with
          Bluegreen and its Affiliates (other than, in the case of the Depositor, itself), and shall not hold itself out as being liable for the debts of Bluegreen or any of its Affiliates (other than, in the case of the Depositor, itself).

               (viii) It shall keep its assets and liabilities separate from those of all other entities other than as permitted herein.

               (ix) It shall not maintain bank accounts or other depository accounts to which any Affiliate is an account party or from which any Affiliate has the power to make withdrawals.

               (x) It shall not amend, supplement or otherwise modify its organizational documents, except in accordance therewith and with the prior written consent of the Agent.

               (xi) It shall not create, incur, assume or suffer to exist any indebtedness on which it is obligated, except as contemplated by this Agreement and the other Related Documents. It shall not assume, guarantee, endorse or otherwise be or become directly or contingently liable for the obligations of any Person by, among other things, agreeing to purchase any obligation of another Person (other than the Receivables), agreeing to advance funds to such Person or causing or assisting such Person to maintain any amount of capital. It shall not be party to any indenture, agreement, mortgage, deed of trust or other instrument other than this Agreement and the other Related Documents.

               (xii) It shall not enter into, or be a party to any transaction with any of its Affiliates, except as contemplated by this Agreement and the other Related Documents.

               (xiii) It shall observe all procedures required by its organizational documents and preserve and maintain its existence, rights, franchises and privileges in the jurisdiction of its formation and qualify and remain qualified in good standing in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualifications would materially adversely affect the interests hereunder of the Purchasers or the Agent or its ability to perform its obligations hereunder.

               (xiv) It shall not form, or cause to be formed, any subsidiaries; or make or suffer to exist any loans or advances to, or extend any credit to, or make any investments (by way of transfer of property, contributions to capital, purchase of stock or securities or evidences of indebtedness (other than the Receivables), acquisition of the business or assets, or otherwise) in, any Affiliate or any other Person except as otherwise permitted herein.

              SECTION VI. INCREASED COSTS, INCREASED CAPITAL, ETC.

     Section 6.1. Increased Costs. Subject to the provisions of Section 6.4, if, due to the introduction of or any change (including any change by way of imposition or increase of reserve requirements) in or in the Interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other Governmental Authority after the date hereof, there shall be an increase in the cost to an Affected Party of making, funding or maintaining any investment in the Notes or any interest therein or of agreeing to purchase or invest in the Notes or any interest therein, as the case may be (other than by reason of any Interpretation of or change in laws or regulations relating to Taxes or Excluded Taxes), the Issuer shall, upon written demand by such Affected Party (or, if such Affected Party is not a Purchaser, by the Purchaser from whom such Affected Party derives its rights) (with a copy to the Agent), direct the Indenture Trustee in writing to pay to the Agent for the benefit of such Affected Party (as a third party beneficiary, in the case of an Affected Party that is not also a Purchaser hereunder) that portion of such increased costs incurred which such Affected Party reasonably determines is attributable to making, funding or maintaining any investment in the Notes or any interest therein or agreeing to purchase or invest in the Notes or any interest therein, as the case may be. In determining such amount, such Affected Party may use any reasonable averaging and attribution methods, consistent with the averaging and attribution methods generally used by such Affected Party in determining amounts of this type. A certificate as to such increased costs incurred submitted to the Issuer and the Agent, setting forth the calculation thereof in reasonable detail, shall be prima facie evidence as to the amount of such increased costs. Any Affected Party that incurs such increased costs as described in this Section 6.1 (or, if such Affected Party is not a Purchaser, the Purchaser from whom such Affected Party derives its rights) shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such increased costs; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Affected Party, such steps would be materially disadvantageous to such Affected Party.

     Section 6.2. Increased Capital. Subject to the provisions of Section 6.4, if the introduction of or any change in or in the Interpretation of any law or regulation or the imposition of any guideline or request from any central bank or other Governmental Authority after the date hereof, affects or would affect the amount of capital required or expected to be maintained by any Affected Party after the date hereof, and such Affected Party determines that the amount of such capital is increased as a result of (i) the existence of such Affected Party's agreement to make or maintain an investment in the Notes or any interest therein or (ii) the existence of any agreement by such Affected Party to make or maintain an investment in the Notes or any interest therein or to fund any such investment after the date hereof, then, upon written demand by such Affected Party (or, if such Affected Party is not a Purchaser, by the Purchaser from whom such Affected Party derives its rights) (with a copy to the Agent), the Issuer shall direct the Indenture Trustee in writing to pay to the Agent for the benefit of such Affected Party (as a third party beneficiary, in the case of an Affected Party that is not also a Purchaser hereunder), additional amounts, as specified by such Affected Party, sufficient to compensate such Affected Party in light of such circumstances, to the extent that such Affected Party reasonably determines such increase in capital to be allocated to the existence of such Affected Party's agreement described in clause (i) above or the commitments of such Affected Party described in clause
(ii) above. In determining such amounts, such Affected Party may use any reasonable averaging and attribution methods, consistent with the averaging and distribution methods generally used by such Affected Party in determining amounts of this type. A certificate as to such amounts submitted to the Issuer and the Agent by such Affected Party (or, if such Affected Party is not a Purchaser, by the Purchaser from whom such Affected Party derives its rights), setting forth the calculation thereof in reasonable detail, shall be prima facie evidence of the amounts so owed. Any Affected Party that is entitled to compensation for increases in capital as described in this Section 6.2 shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such compensation; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Affected Party, such steps would be materially disadvantageous to such Affected Party.

     Section 6.3. Taxes. (a) Any and all payments and deposits required to be made hereunder or under the Indenture or the Sale and Servicing Agreement to or for the benefit of a Purchaser shall be made, to the extent allowed by law, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes, levies, imposts, deductions, charges or withholdings imposed on, or measured by reference to, the net income of such Purchaser, franchise taxes imposed on such Purchaser, and taxes (other than withholding taxes), levies, imposts, deductions, charges or withholdings imposed on the receipt or gross receipts of such Purchaser by any of (i) the United States or any State thereof, (ii) the state or foreign jurisdiction under the laws of which such Purchaser is organized, with which it has a present or former connection (other than solely by reason of this Agreement), or in which it is otherwise doing business or (iii) any political subdivision thereof (all such excluded items being referred to as "Excluded Taxes" and all such taxes, levies, imposts, deductions, charges, withholdings and liabilities other than Excluded Taxes being referred to as "Taxes"). If the Indenture Trustee, as directed by the Agent, shall be required by law to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of a Purchaser (A) subject to Section
6.4 below, such sum shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums required to be paid or deposited under this Section 6.3) the amount received by such Purchaser, or otherwise deposited hereunder or under such instrument, shall be equal to the sum which would have been so received or deposited had no such deductions been made,

(B) the Indenture Trustee, as directed by the Agent, shall make such deductions and (C) the Indenture Trustee, as directed by the Agent, shall pay the full amount of such deductions to the relevant taxation authority or other authority in accordance with applicable laws.

          (b)  Subject to the  limitations  set forth in  subsection  6.3(d) and
     Section 6.4 below, the Issuer shall direct the Indenture Trustee to indemnify each Owner for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 6.3) paid by such Owner due to the modification of or any change in or in the interpretation or administration by any governmental or regulatory agency or body charged with the interpretation or administration of any law or regulation relating to Taxes after the date hereof (including penalties, interest and expenses) arising therefrom or required to be paid with respect thereto. Each Owner (or, if such Owner is not a Purchaser, the Purchaser from whom such Owner derives its rights) agrees to promptly notify the Agent and the Issuer of any payment of such Taxes made by it and, if practicable, any request, demand or notice received in respect thereof prior to such payment. Each Owner shall be entitled to payment of this indemnification within 30 days from the date such Owner (or, if such Owner is not a Purchaser, the Purchaser from whom such Owner derives its rights) makes written demand therefor to the Agent and the Issuer. A certificate as to the amount of such indemnification submitted to the Issuer and the Agent by such Owner setting forth in reasonable detail the basis for and the calculation thereof, shall be prima facie evidence of the amounts so owed.

          (c) Within 30 days after the date of any payment of Taxes, the Issuer will furnish to the Agent the original or a certified copy of a receipt evidencing payment thereof.

          (d) Each Owner that is organized under the laws of a jurisdiction other than the United States or a state thereof hereby agrees to complete, execute and deliver to the Indenture Trustee from time to time prior to the date on which such Owner will be entitled to receive distributions pursuant to the Indenture, the Sale and Servicing Agreement or this Agreement, Internal Revenue Service W-8ECI or W-8BEN (or any successor form), as applicable, or such other forms or certificates as may be required under the laws of any applicable jurisdiction in order to permit the Indenture Trustee to make payments to, and deposit funds to or for the account of, such Owner hereunder and under the Indenture, the Sale and Servicing Agreement and this Agreement without any deduction or withholding for or on account of any tax. Each Owner agrees to provide, to the extent permitted by law, like additional subsequent duly executed forms on or before the date that any such form expires or becomes obsolete, or upon the occurrence of any event requiring an amendment, resubmission or change in the most recent form previously delivered by it and to provide such extensions or renewals as may be reasonably requested by the Issuer. Each Owner further agrees that compliance with this subsection 6.3(d) (including by reason of Section 8.1 in the case of any assignment, sale or other transfer of any interest in the Notes) is a condition to the payment of any amount otherwise due pursuant to subsections 6.3(a) and (b) hereof.

          (e) Each Purchaser, as of the date hereof, and each other Owner, as of the date such Person becomes an Owner entitled to receive distributions pursuant to this Agreement, the Sale and Servicing Agreement or the Indenture, hereby represents and warrants to the Issuer that it is not subject to gross-up or indemnity of Taxes under subsection 6.3(a) or (b) from or in any respect of any sum required to be paid or deposited under this Agreement, the

     Indenture, the Sale and Servicing Agreement or under any instrument delivered pursuant to any of them to or for the benefit of any Owner.

          (f) Any Owner entitled to the payment of any additional amount pursuant to this Section 6.3 (or, if such Owner is not a Purchaser, the Purchaser from whom such Owner derives its rights) shall use its best efforts (consistent with its internal policy and legal and regulatory restrictions) to take such steps as would eliminate or reduce the amount of such payment; provided that no such steps shall be required to be taken if, in the reasonable judgment of such Owner, such steps would be materially disadvantageous to such Owner.

     Section 6.4. Nonrecourse Obligations; Limited Recourse. (a) Notwithstanding any provision in any other Section of this Agreement or the Related Documents to the contrary, the obligation of the Issuer to pay any amounts payable to the Purchasers or any Owner pursuant to this Agreement shall be without recourse to the Issuer (or its assignee, if applicable), the Indenture Trustee or any Affiliate, officer or director of any of them and the obligation to pay any amounts hereunder shall be limited solely to the application of the Trust Estate, to the extent that such amounts are available for distribution.

          (b) Other than in respect of the payment of the Purchase Price, notwithstanding any provision in any other Section of this Agreement to the contrary, all payments to be made by a Structured Purchaser under this Agreement shall be made by such Structured Purchaser solely from available cash, which shall be limited to collections and other amounts payable to such Structured Purchaser pursuant to this Agreement and the Indenture and other cash of such Structured Purchaser that, in each case, is not designated to pay any other amount. The parties to this Agreement other than each Structured Purchaser (the "Other Parties") hereby acknowledge that, pursuant to the terms of this Agreement, each Structured Purchaser is or may be required from time to time to make certain payments to one or more of the Other Parties, either as compensation for services rendered, reimbursement for out-of-pocket expenses, indemnification or otherwise. The Other Parties hereby agree that, notwithstanding any provision in any other Section of this Agreement to the contrary, (i) no Structured Purchaser shall make any such payment to any Other Party, (ii) no Structured Purchaser shall have any duty, liability or obligation to make any such payment to any Other Party, (iii) no such payment shall be due from any Structured Purchaser and (iv) no Other Party shall have any right to enforce any claim against any Structured Purchaser in respect of any such payment, in each case at any time that any commercial paper notes issued by such Structured Purchaser are outstanding and no Bankruptcy Event (as defined below) has occurred and is continuing, in each case, unless and to the extent that (x) the making of such payment by such Structured Purchaser would not render such Structured Purchaser insolvent and (y) such Structured Purchaser has received funds with respect to such obligations which may be used to make such payment and such funds are not required to pay commercial paper notes of such Purchaser when due. As used in this subsection 6.4(b), "Bankruptcy Event" means the entry against a Structured Purchaser of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, or the institution of any proceeding against such Structured Purchaser seeking any of the foregoing, and the continuance of any such decree or order, or any such proceeding, in each case unstayed and in effect for a period of 60 consecutive days, or the consent by such Structured Purchaser to the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Structured Purchaser or the filing by such Structured Purchaser of a petition seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization or relief of debtors or seeking the entry of any order for relief or the appointment of a trustee, conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs.

                             SECTION VII. THE AGENT

     Section 7.1. Appointment. Each Purchaser hereby irrevocably designates and appoints the Agent as the agent of such Purchaser under this Agreement, and each such Purchaser irrevocably authorizes the Agent, as the agent for such Purchaser, to take such action on its behalf under the provisions of the Related Documents and to exercise such powers and perform such duties thereunder as are expressly delegated to the Agent by the terms of the Related Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Purchaser, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Agent.

     Section 7.2. Delegation of Duties. The Agent may execute any of its duties under any of the Related Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

     Section 7.3. Exculpatory Provisions. Neither the Agent nor its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (a) liable to any of the Purchasers for any action lawfully taken or omitted to be taken by it or such Person under or in connection with any of the other Related Documents (except for its or such Person's own gross negligence or willful misconduct) or (b) responsible in any manner to any of the Purchasers for any recitals, statements, representations or warranties made by the Seller, the Depositor, the Issuer, the Servicer or the Indenture Trustee or any officer thereof contained in any of the other Related Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, any of the other Related Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any of the other Related Documents or for any failure of the Seller, the Depositor, the Issuer, the Servicer or the Indenture Trustee to perform its obligations thereunder. The Agent shall not be under any obligation to any Purchaser to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any of the other Related Documents, or to inspect the properties, books or records of the Seller, the Depositor, the Issuer, the Servicer, or the Indenture Trustee.

     Section 7.4. Reliance by Agent. The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, written statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including counsel to the Agent), independent accountants and other experts selected by the Agent. The Agent shall be fully justified in failing or refusing to take any action under any of the Related Documents unless it shall first receive such advice or concurrence of the Required Owners and the Required Purchasers as it deems appropriate or it shall first be indemnified to its satisfaction by the Purchasers or by the Committed Purchasers against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under any of the Related Documents in accordance with a request of the Required Owners and the Required Purchasers and such request and any action taken or failure to act pursuant thereto shall be binding upon all present and future Purchasers.

     Section 7.5. Notices. The Agent shall not be deemed to have knowledge or notice of the occurrence of any breach of this Agreement or the occurrence of any Default or any Event of Default unless the Agent has received written notice from the Issuer, the Depositor, the Seller, the Servicer, the Indenture Trustee or any Purchaser referring to this Agreement, describing such event. In the event that the Agent receives such a notice, the Agent promptly shall give notice thereof to the Purchasers. The Agent shall take such action with respect to such event as shall be reasonably directed by the Required Owners and the Required Purchasers; provided that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such event as it shall deem advisable in the best interests of the Purchasers.

     Section 7.6. Non-Reliance on Agent and Other Purchasers. Each Purchaser expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent hereafter taken, including any review of the affairs of the Seller, the Depositor, the Issuer, the Servicer or the Indenture Trustee shall be deemed to constitute any representation or warranty by the Agent to any Purchaser. Each Purchaser represents to the Agent that it has, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Indenture Trustee, the Seller, the Depositor, the Issuer and the Servicer and made its own decision to purchase its interest in the Notes hereunder and enter into this Agreement. Each Purchaser also represents that it will, independently and without reliance upon the Agent or any other Purchaser, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis, appraisals and decisions in taking or not taking action under any of the Related Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Indenture Trustee, the Seller, the Depositor, the Issuer and the Servicer.
Except, in the case of the Agent, for notices, reports and other documents received by the Agent under Section 5 hereof, the Agent shall not have any duty or responsibility to provide any Purchaser with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Indenture

Trustee, the Seller, the Depositor, the Issuer or the Servicer which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

     Section 7.7. Indemnification. The Committed Purchasers agree to indemnify the Agent in its capacity as such (without limiting the obligation (if any) of the Seller, the Depositor, the Issuer or the Servicer to reimburse the Agent for any such amounts), ratably according to their respective Commitment Percentages (or, if the Commitments have terminated, Percentage Interests), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the obligations under this Agreement, including the Outstanding Amount of the Notes) be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of this Agreement, or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Agent under or in connection with any of the foregoing; provided that no Purchaser shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of the Agent resulting from its own gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the obligations under this Agreement, including the principal of the Notes.

     Section 7.8. Agent in Its Individual Capacities. The Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Indenture Trustee, the Seller, the Servicer, the Owner Trustee, the Depositor and the Issuer as though the Agent was not the agent hereunder. Each Purchaser acknowledges that Credit Suisse First Boston may act
(i) as administrator and agent for one or more Structured Purchasers and in such capacity acts and may continue to act on behalf of each such Structured Purchaser in connection with its business and (ii) as the agent for certain financial institutions under the liquidity and credit enhancement agreements relating to this Agreement to which any such Structured Purchaser is party and in various other capacities relating to the business of any such Structured Purchaser under various agreements. Credit Suisse First Boston in its capacity as the Agent shall not, by virtue of its acting in any such other capacities, be deemed to have duties or responsibilities hereunder or be held to a standard of care in connection with the performance of its duties as the Agent other than as expressly provided in this Agreement. Credit Suisse First Boston may act as the Agent without regard to and without additional duties or liabilities arising from its role as such administrator or agent or arising from its acting in any such other capacity.

     Section 7.9. Successor Agent. The Agent may resign as Agent upon ten days' notice to the Purchasers, the Indenture Trustee, the Issuer, the Depositor, the Seller and the Servicer with such resignation becoming effective upon a successor agent succeeding to the rights, powers and duties of the Agent pursuant to this subsection 7.9(a). If the Agent shall resign as Agent under this Agreement, then the Required Purchasers and the Required Owners shall appoint from among the Committed Purchasers a successor agent for the Purchasers. The successor agent shall succeed to the rights, powers and duties of the Agent, and the term "Agent" shall mean such successor agent effective upon its appointment, and the former Agent's rights, powers and duties as Agent shall be terminated, without any other or further act or deed on the part of such former Agent or any of the parties to this Agreement. After the retiring Agent's resignation as Agent, the provisions of this Section 7 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

                    SECTION VIII. SECURITIES LAWS; TRANSFERS

     Section 8.1. Transfers of Notes. (a) Each of the Agent and the Owners agrees that any interest in the Notes purchased or otherwise acquired by it will be acquired for investment only and not with a view to any distribution thereof, and that it will not offer to sell or otherwise dispose of any Note acquired by it (or any interest therein) in violation of any of the registration requirements of the Securities Act or the registration or qualification requirements of any applicable state or other securities laws. Each of the Agent and the Owners acknowledges that it has no right to require the Issuer to register, under the Securities Act or any other securities law, the Notes (or any interest therein) acquired by it pursuant to this Agreement, any Joinder Supplement or any Transfer Supplement. Each of the Agent and the Owners hereby confirms and agrees that in connection with any transfer or syndication by it of an interest in the Notes, it has not engaged and will not engage in a general solicitation or general advertising including advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser which executes a Joinder Agreement agrees that it will execute and deliver to the Issuer, the Seller, the Servicer, the Depositor, the Indenture Trustee and the Agent on or before the effective date of its Joinder Agreement a letter in the form attached hereto as Exhibit A (an "Investment Letter") with respect to the purchase by such Purchaser of an interest in the Notes.

          (b) Each initial purchaser of a Note or any interest therein and any Assignee thereof or Participant therein shall certify to the Issuer, the Seller, the Servicer, the Depositor, the Indenture Trustee and the Agent that it is either (A)(i) a citizen or resident of the United States, (ii) a corporation or partnership (or any other entity treated as a corporation or a partnership for federal income tax purposes) organized in or under the laws of the United States or any political subdivision thereof which, if such entity is a tax-exempt entity, recognizes that payments with respect to the Notes may constitute unrelated business taxable income or (iii) a person not described in (i) or (ii) whose income from the Notes is and will be effectively connected with the conduct of a trade or business within the United States (within the meaning of the Code) and whose ownership of any interest in a Note will not result in any withholding obligation with respect to any payments with respect to the Notes by any Person and who will furnish to the Agent, the Seller, the Servicer and the Indenture Trustee, and to the Owner making the Transfer a properly executed U.S. Internal Revenue Service Form W-8ECI or W-8BEN (or any successor form) (and to agree (to the extent legally able) to provide a new Form W-8ECI or W-8BEN (or any successor form) upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable United States laws), (B) an estate the income of which is includible in gross income for United States federal income tax purposes or
     (C) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust.

          (c) Any sale, transfer, assignment, participation, pledge, hypothecation or other disposition (a "Transfer") of a Note or any interest therein may be made only in accordance with this Section 8.1. Any Transfer of a Note, an interest in a Note, a Commitment or any Noncommitted Purchaser Percentage shall be in respect of (i) in the case of a Committed Purchaser, at least $10,000,000 in the aggregate, which may be composed of (A) outstanding principal under the Notes or (B) to the extent in excess of the outstanding principal subject to such Transfer, its Commitment hereunder, or (ii) in the case of a Noncommitted Purchaser, at least $10,000,000 in the aggregate, which may be composed of (A) outstanding principal under the Notes or (B) to the extent in excess of the outstanding principal subject to such Transfer, the product of the Noncommitted Purchaser Percentage subject to such Transfer times the aggregate Commitments hereunder. Any Transfer of an interest in a Note otherwise permitted by this Section 8.1 will be permitted only if it consists of a pro rata percentage interest in all payments made with respect to the Purchaser's beneficial interest in such Note. No Note or any interest therein may be Transferred by Assignment or Participation to any Person (each, a "Transferee") unless prior to the transfer the Transferee shall have executed and delivered to the Agent and the Issuer an Investment Letter.

     Each of the Issuer, the Depositor, the Seller and the Servicer authorizes each Purchaser to disclose to any Transferee and Support Party and any prospective Transferee or Support Party any and all financial information in the Purchaser's possession concerning the Seller, the Servicer, the Depositor and the Issuer which has been delivered to the Agent or such Purchaser pursuant to the Related Documents (including information obtained pursuant to rights of inspection granted hereunder) or which has been delivered to such Purchaser by or on behalf of the Seller, the Issuer, the Depositor or the Servicer in connection with such Purchaser's credit evaluation of the Seller, the Issuer, the Depositor or the Servicer prior to becoming a party to, or purchasing an interest in this Agreement or the Notes, provided that each such Transferee, prospective Transferee and Support Party agrees in writing to maintain the confidentiality of such information pursuant to the following paragraph.

     The Agent and each Purchaser, severally and with respect to itself only, covenants and agrees that any information obtained by the Agent or such Purchaser pursuant to, or otherwise in connection with, this Agreement or the other Related Documents shall be held in confidence (it being understood that documents provided to the Agent hereunder may in all cases be distributed by the Agent to the Purchasers) except that the Agent or such Purchaser may disclose such information (i) to its officers, directors, employees, agents, counsel, accountants, auditors, advisors or representatives who have an obligation to maintain the confidentiality of such information, (ii) to the extent such information has become available to the public other than as a result of a disclosure by or through the Agent or such Purchaser, (iii) to the extent such information was available to the Agent or such Purchaser on a nonconfidential basis prior to its disclosure to the Agent or such Purchaser in connection with this transaction, (iv) with the consent of the Servicer, (v) to the extent permitted by the preceding paragraph, (vi) to the extent the Agent or such Purchaser should be (A) required in connection with any legal or regulatory proceeding or (B) requested by any Governmental Authority to disclose such information or (vii) in the case of any Purchaser that is a Structured Purchaser, to rating agencies, placement agents and providers of liquidity and credit support who agree to hold such information in confidence; provided, that, in the case of clause (vi), the Agent or such Purchaser, as the case may be, will (unless otherwise prohibited by law or in connection with regular regulatory reviews) notify the Servicer of its intention to make any such disclosure as early as practicable prior to making such disclosure and cooperate with the Servicer in connection with any action to obtain a protective order with respect to such disclosure.

          (d) Each Purchaser may, in accordance with applicable law (which includes applicable securities laws), at any time grant participations in all or part of its Commitment or its interest in the Notes, including the payments due to it under this Agreement and the Indenture (each, a "Participation"), to any Person (each, a "Participant"); provided, however, that no Participation shall be granted to any Person unless and until the Agent shall have consented thereto and the conditions to Transfer specified in this Agreement, including in subsection 8.1(c) hereof, shall have been satisfied and that such Participation consists of a pro rata percentage interest in all payments made with respect to such Purchaser's beneficial interest (if any) in the Notes. In connection with any such Participation, the Agent shall maintain a register of each Participant and the amount of each Participation. Each Purchaser hereby acknowledges and agrees that (A) any such Participation will not alter or affect such Purchaser's direct obligations hereunder, and (B) none of the Indenture Trustee, the Issuer, the Depositor, the Seller nor the Servicer shall have any obligation to have any communication or relationship with any Participant. No Participant shall be entitled to Transfer all or any portion of its Participation, without the prior written consent of the Agent. Each Participant shall be entitled to receive indemnification pursuant to Sections 2.4 as if such Participant were a Purchaser and such Sections applied to its
     Participation. Each Purchaser shall give the Agent notice of the consummation of any sale by it of a Participation and the Agent (upon receipt of notice from the related Purchaser) shall promptly notify the Issuer, the Servicer and the Indenture Trustee. No Participant shall have the right to approve any amendment or waiver of the terms of this Agreement except with respect to those matters set forth in clauses (i) and (ii) of the proviso to Section 9.1.

          (e) Each Purchaser may, with the consent of the Agent and the Servicer (which shall not unreasonably be withheld) and in accordance with applicable law (which includes applicable securities laws), sell or assign (each, an "Assignment"), to any Person (each, an "Assignee") all or any part of its Commitment or its interest in the Notes and its rights and obligations under this Agreement and the Indenture pursuant to an agreement substantially in the form attached hereto as Exhibit C hereto (a "Transfer Supplement"), executed by such Assignee and the Purchaser and delivered to the Agent and the Servicer for their acceptance and consent; provided, however, that no such assignment or sale shall be effective unless and until the conditions to Transfer specified in this Agreement, including in subsection 8.1(c) hereof, shall have been satisfied; and provided further, however, that the consent of the Servicer shall not be required (i) in the case of an assignment by a Noncommitted Purchaser of its interest in the Notes and its rights and obligations under this Agreement and the Indenture to any one or more of its Support Parties, (ii) in the case of an assignment by a Liquidity Provider to another Liquidity Provider pursuant to the terms of the related Support Agreement, (iii) in the case of an assignment by any Purchaser to another Purchaser, (iv) in the case of any assignment to Credit Suisse First Boston International Limited or any of its Affiliates or (v) in the case of an assignment by the initial Noncommitted Purchaser of its interest in the Notes and its rights and obligations under this Agreement and the Indenture to any Structured Purchaser (A) which is administered by the same Person as such Noncommitted Purchaser, (B) which becomes a party to the Agreement and (C) which expects to have a cost of funds reasonably similar to the cost of funds of such Noncommitted Purchaser. From and after the effective date determined pursuant to such Transfer Supplement, (x) the Assignee thereunder shall be a party hereto and, to the extent provided in such Transfer Supplement, have the rights and obligations of a Purchaser hereunder as set forth therein and
     (y) the transferor Purchaser shall, to the extent provided in such Transfer Supplement, be released from its Commitment and other obligations under this Agreement; provided, however, that after giving effect to each such Assignment, the obligations released by any such Purchaser shall have been assumed by an Assignee or Assignees. Such Transfer Supplement shall be deemed to amend this Agreement to the extent, and only to the extent, necessary to reflect the addition of such Assignee and the resulting adjustment of Percentage Interests, Committed Purchaser Percentages, Noncommitted Purchaser Percentages, Liquidity Percentages or Commitment Percentages arising from the Assignment. Upon its receipt and acceptance of a duly executed Transfer Supplement, the Agent shall on the effective date determined pursuant thereto give notice of such acceptance to the Issuer, the Servicer and the Indenture Trustee and the Servicer will provide notice thereof to each Rating Agency (if required).

     Upon instruction to register a transfer of a Purchaser's beneficial interest in the Notes (or portion thereof) and surrender for registration of transfer such Purchaser's Note(s) (if applicable) and delivery to the Issuer and the Indenture Trustee of an Investment Letter, executed by the registered owner (and the beneficial owner if it is a Person other than the registered owner), and receipt by the Indenture Trustee of a copy of the duly executed related Transfer Supplement and such other documents as may be required under this Agreement, such beneficial interest in the Notes (or portion thereof) shall be transferred in the records of the Indenture Trustee and the Agent and, if requested by the Assignee, new Notes shall be issued to the Assignee and, if applicable, the transferor Purchaser in amounts reflecting such Transfer as provided in the Indenture. Such Transfers of Notes (and interests therein) shall be subject to this Section 8.1 in lieu of any regulations which may be prescribed under Section 6.3 of the Indenture. Successive registrations of Transfers as aforesaid may be made from time to time as desired, and each such registration of a transfer to a new registered owner shall be noted on the Note Register.

          (f) Each Purchaser may pledge its interest in the Notes to any Federal Reserve Bank as collateral in accordance with applicable law.

          (g) Any  Purchaser  shall  have the  option  to change  its  Investing
     Office.

          (h) Each Affected Party shall be entitled to receive indemnification pursuant to Section 2.4 hereof as though it were a Purchaser and such Section applied to its interest in or commitment to acquire an interest in the Notes.

                           SECTION IX. MISCELLANEOUS

     Section 9.1. Amendments and Waivers. This Agreement may not be amended, supplemented or modified nor may any provision hereof be waived except in accordance with the provisions of this Section 9.1. With the written consent of the Required Owners and the Required Purchasers, the Agent, the Seller, the Servicer, the Depositor and the Issuer may, from time to time, enter into written amendments, supplements, waivers or modifications hereto for the purpose of adding any provisions to this Agreement or changing in any manner the rights of any party hereto or waiving, on such terms and conditions as may be specified in such instrument, any of the requirements of this Agreement; provided, however, that no such amendment, supplement, waiver or modification shall (i) reduce the amount of or extend the maturity of any Note or reduce the rate or extend the time of payment of interest thereon, or reduce or alter the timing of any other amount payable to any Purchaser hereunder or under the Indenture, in each case without the consent of the Purchasers affected thereby, (ii) amend, modify or waive any provision of this Section 9.1, or reduce the percentage specified in the definition of Required Owners or Required Purchasers, in each case without the written consent of all Purchasers or (iii) amend, modify or waive any provision of Section 7 of this Agreement without the written consent of the Agent. Any waiver of any provision of this Agreement shall be limited to the provisions specifically set forth therein for the period of time set forth therein and shall not be construed to be a waiver of any other provision of this Agreement.

     The Agent may cast any vote or give any direction under the Indenture on behalf of the Noteholders if it has been directed to do so by (i) the Required Owners and (ii) the Required Purchasers.

     Section 9.2. Notices. (a) All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of mail or telecopy notice, when received, addressed as follows or, with respect to a Purchaser, as set forth in its respective Joinder Supplement or Transfer Supplement, or to such other address as may be hereafter notified by the respective parties hereto:

     The Issuer:          BXG RECEIVABLES NOTE TRUST 2001-A
                          c/o Wilmington Trust Company

                          Rodney Square North
                          1100 N. Market Street
                          Wilmington, DE 19890

                          Attention: Corporate Trust Administration/
                          BXG RECEIVABLES NOTE TRUST 2001-A
                          Telecopier No.: (302) 651-8882

     Bluegreen        BLUEGREEN CORPORATION
                      4960 Conference Way North, Suite 100
                      Boca Raton, Florida 33431
                      Attention: John F. Chiste
                      Telecopy:  (561) 912-8123

     The Depositor    BLUEGREEN RECEIVABLES FINANCE CORPORATION V
                      4960 Conference Way North, Suite 100
                      Boca Raton, Florida 33431
                      Attention: John F. Chiste
                      Telecopy:  (561) 912-8123

     The Indenture Trustee:    U.S. BANK TRUST NATIONAL ASSOCIATION
                               180 East Fifth Street
                               St. Paul, MN  55101
                               Phone: (651) 244-0011
                               Fax: (651) 244-0089
                               tammara.schultz-fugh@usbank.com

                               Attention: BXG RECEIVABLES NOTE TRUST 2001-A

     The Agent                 The Credit Suisse First Boston, New York Branch
                               Agent:  Eleven Madison Avenue
                               New York, New York  10010
                               Attention:  Asset Finance Conduit Group
                               Telephone:  (212) 325-3296 or 9083
                               Telefax:  (212) 325-4519

          (b) All payments to be made to the Agent or any Purchaser hereunder shall be made in United States dollars and in immediately available funds not later than 2:30 p.m. New York City time on the date payment is due, and, unless otherwise specifically provided herein, shall be made to the Agent, for the account of one or more of the Purchasers or for its own account, as the case may be. Unless otherwise directed by the Agent, all payments to it shall be made by federal wire (ABA #021-000-018), to account number 890-038-6630, account name: Gramercy Capital Corporation, reference:
     Bluegreen, with telephone notice (including federal wire number) to the Asset Finance Department of Credit Suisse First Boston (212-325-9076).

     Section 9.3. No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Agent or any Purchaser, any right, remedy, power or privilege under any of the Related Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any of the Related Documents preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided in the Related Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

     Section 9.4. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Seller, the Servicer, the Depositor, the Issuer, the Agent, the Purchasers, any Assignee, any Participant and their respective successors and assigns, except that the Seller, the Servicer, the Depositor and the Issuer may not assign or transfer any of their respective rights or obligations under this Agreement except as provided herein and in the Indenture, without the prior written consent of the Required Owners and the Required Purchasers and the Purchasers, Agent, Assignee and Participants may not assign or transfer any of their respective rights or obligations except as provided herein..

     Section 9.5. Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

     Section 9.6. Severability. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

     Section 9.7. Integration. This Agreement and the Fee Letter represent the agreement of the Agent, the Seller, the Depositor, the Issuer, the Servicer and the Purchasers with respect to the subject matter hereof, and there are no promises, undertakings, representations or warranties by the Purchasers or the Agent relative to subject matter hereof not expressly set forth or referred to herein or therein.

     Section 9.8. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

     Section 9.9. Termination. This Agreement shall remain in full force and effect until the earlier to occur of (a) payment in full of the principal of and interest on the Notes and all other amounts payable to the Purchasers or the Agent hereunder and the termination of all Commitments and (b) the Facility Termination Date; provided, however, that the provisions of Sections 2.4, 6.1, 6.2, 7.7, 9.11, 9.13 and 9.14 shall survive termination of this Agreement and any amounts payable to the Agent, Purchasers or any Affected Party thereunder shall remain payable thereto.

     Section 9.10. Limited Recourse; No Proceedings. (a) The obligations of the Issuer and the Depositor under this Agreement are solely the obligations of the Issuer and the Depositor, as applicable. No recourse shall be had for the payment of any fee or other obligation or claim arising out of or relating to this Agreement or any other agreement, instrument, document or certificate executed and delivered or issued by the Issuer and the Depositor, or any officer of any of them in connection therewith, against any partner, member, stockholder, employee, officer, director or incorporator of the Issuer and the Depositor. With respect to obligations of the Issuer, neither the Agent nor any Purchaser shall look to any property or assets of the Issuer, other than to the Trust Estate. Each Purchaser and the Agent hereby agrees that to the extent such funds are insufficient or unavailable to pay any amounts owing to it by the Issuer pursuant to this Agreement, prior to the commencement of a bankruptcy or insolvency proceeding by or against the Issuer, it shall not constitute a claim against the Issuer. Each of the Issuer, the Depositor, the Seller, the Servicer, the Agent and each Purchaser agrees that it shall not institute or join against the Depositor or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or similar proceeding under any federal or state bankruptcy law, for one year and a day after the termination of the Indenture. Nothing in this paragraph shall limit or otherwise affect the liability of the Servicer and the Seller with respect to any amounts owing by the Servicer or the Seller, respectively, hereunder or the right of the Agent or any Purchaser to enforce such liability against the Servicer or the Seller, respectively, or any of its respective assets.

          (b) Each of the Issuer, the Depositor, the Seller, the Servicer, the Agent and each Purchaser hereby agrees that it shall not institute or join against any Structured Purchaser any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing commercial paper note, medium term note or other debt security issued by such Structured Purchaser is paid.

     Section 9.11. Survival of Representations and Warranties. All representations and warranties made hereunder and in any document, certificate or statement delivered pursuant hereto or in connection herewith shall survive the execution and delivery of this Agreement, the purchase of the Notes hereunder and the termination of this Agreement.

     Section 9.12. Submission to Jurisdiction; Waivers. EACH OF THE SELLER, THE ISSUER, THE DEPOSITOR, THE SERVICER, THE AGENT AND EACH PURCHASER HEREBY IRREVOCABLY AND UNCONDITIONALLY:

                              (1) SUBMITS FOR ITSELF AND ITS PROPERTY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT TO WHICH IT IS A PARTY, OR FOR RECOGNITION AND ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF, TO THE NON-EXCLUSIVE GENERAL JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN MANHATTAN AND THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK, AND APPELLATE COURTS FROM ANY THEREOF; (2) CONSENTS THAT ANY SUCH ACTION OR PROCEEDING MAY BE BROUGHT IN SUCH COURTS AND WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH ACTION OR PROCEEDING IN ANY SUCH COURT OR THAT SUCH ACTION OR PROCEEDING WAS BROUGHT IN AN INCONVENIENT COURT AND AGREES NOT TO PLEAD OR CLAIM THE SAME; (3) AGREES THAT SERVICE OF PROCESS IN ANY SUCH ACTION OR PROCEEDING MAY BE EFFECTED BY MAILING A COPY THEREOF BY REGISTERED OR CERTIFIED MAIL (OR ANY SUBSTANTIALLY SIMILAR FORM OF MAIL), POSTAGE PREPAID, TO SUCH PARTY AT ITS ADDRESS SET FORTH IN SECTION 9.2 OR AT SUCH OTHER ADDRESS OF WHICH THE AGENT SHALL HAVE BEEN NOTIFIED PURSUANT THERETO; AND

                              (4) AGREES THAT  NOTHING  HEREIN  SHALL AFFECT THE
                              RIGHT TO EFFECT SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR SHALL LIMIT THE RIGHT TO SUE IN ANY OTHER JURISDICTION.

     Section 9.13. WAIVERS OF JURY TRIAL. EACH OF THE SELLER, THE SERVICER, THE ISSUER, THE DEPOSITOR, THE AGENT AND THE PURCHASERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO AND FOR ANY COUNTERCLAIM THEREIN.

     Section 9.14. Limitation of Liability of Owner Trustee. Notwithstanding anything contained herein or in any other Related Document to the contrary, it is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Wilmington Trust Company, not individually or personally but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as a personal representation, undertaking or agreement by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer and the Trust Estate, and (c) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any other related documents.

     IN WITNESS WHEREOF, the parties hereto have caused this Note Purchase Agreement to be duly executed by their respective officers as of the day and year first above written.

                        BXG RECEIVABLES NOTE TRUST 2001-A
                        By: Wilmington Trust Company,
                            not in its individual capacity, but solely as Owner Trustee


                        By: /S/ PATRICIA A. EVANS
                            ----------------------------------------
                            Name:  Patricia A. Evans
                            Title: Senior Financial Services Officer


                        BLUEGREEN CORPORATION,
                        as Seller and Servicer


                        By: /S/ JOHN F. CHISTE
                            ----------------------------------------
                            Name:  John F. Chiste
                            Title: Senior Vice President, Treasurer
                                   and Chief Financial Officer


                        BLUEGREEN RECEIVABLES FINANCE CORPORATION V, as Depositor


                        By: /S/ JOHN F. CHISTE
                            ----------------------------------------
                            Name:  John F. Chiste
                            Title: Senior Vice President, Treasurer
                                   and Chief Financial Officer


                        CREDIT SUISSE FIRST BOSTON, NEW YORK BRANCH, as Agent


                        By: /S/ ALBERTO ZONCA
                            ----------------------------------------
                            Name:  Alberto Zonca
                            Title: Vice President


                        By: /S/ JOSEPH SOAVE
                            ----------------------------------------
                            Name:  Joseph Soave
                            Title: Vice President